                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                             LIQUID HOLDINGS INC.,

                           LIQUID ACQUISITION CORP.,

                                      AND

                            GEERLINGS & WADE, INC.

                           DATED SEPTEMBER 27, 1999

                               TABLE OF CONTENTS
                               ----- -- --------
                                                                  Page

AGREEMENT AND PLAN OF MERGER.....................................   1

RECITALS.........................................................   1

ARTICLE I........................................................   1

  THE MERGER.....................................................   1
    1.1   The Merger.............................................   1
    1.2   Effect of the Merger...................................   2
    1.3   Consummation of the Merger.............................   2
    1.4   Charter; Bylaws; Directors and Officers................   2
    1.5   Conversion of Securities...............................   2
    1.6   Company Stock Options and Related Matters..............   3
    1.7   Dissenting Shares......................................   4
    1.8   Exchange of Certificates...............................   4
    1.9   Supplementary Action...................................   6

ARTICLE II.......................................................   6

  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................   6
    2.1   Organization and Qualification.........................   6
    2.2   Articles of Organization; Bylaws;
            and Stock Transfer Records...........................   7
    2.3   Capitalization of the Company..........................   7
    2.4   Corporate Power, Authorization and Enforceability......   8
    2.5   No Conflict; Required Filings and Consents.............   8
    2.6   SEC Reports; Financial Statements......................   9
    2.7   No Default.............................................  10
    2.8   Compliance with Law....................................  10
    2.9   Permits................................................  10
    2.10  Absence of Certain Changes.............................  11
    2.11  No Undisclosed Liabilities.............................  11
    2.12  Litigation.............................................  11
    2.13  ERISA..................................................  12
    2.14  Tax Returns and Reports................................  14
    2.15  Trademarks, Patents and Copyrights.....................  15
    2.16  Proxy Statement........................................  16
    2.17  Material Agreements....................................  16
    2.18  Environmental Matters..................................  17
    2.19  Insurance..............................................  17

    2.20  Absence of Certain Business Practices..................  18
    2.21  Takeover Laws..........................................  18
    2.22  Vote Required..........................................  18
    2.23  Opinion of Financial Advisor...........................  18
    2.24  Board Recommendation...................................  19
    2.25  Disclosure.............................................  19
    2.26  Brokers and Finders....................................  19

ARTICLE III......................................................  19

  REPRESENTATIONS AND WARRANTIES OF PARENT
   AND PURCHASER.................................................  19
    3.1   Organization and Qualification.........................  19
    3.2   Corporate Power, Authorization and Enforceability......  20
    3.3   No Conflict; Required Filings and Consents.............  20
    3.4   Board Approval.........................................  21
    3.5   Brokers and Finders....................................  21
    3.6   Capitalization.........................................  21
    3.7   Financing..............................................  21
    3.8   Solvency...............................................  22
    3.9   Alcoholic Beverage Licenses............................  22

ARTICLE IV.......................................................  22

  COVENANTS......................................................  22
    4.1   Conduct of Business by the Company.....................  22
    4.2   Access to Information; Confidentiality.................  25
    4.3   Proxy Statement........................................  27
    4.4   Meeting of Stockholders of the Company.................  27
    4.5   No Solicitation by the Company.........................  28
    4.6   Public Announcements...................................  30
    4.7   Notification of Certain Matters........................  30
    4.8   Officers' and Directors' Indemnification; Insurance....  31
    4.9   Additional Agreements..................................  32
    4.10  Company Indebtedness...................................  32
    4.11  Other Actions by the Company...........................  33
    4.12  Litigation Cooperation.................................  33
    4.13  Future Filings.........................................  33
    4.14  Alcoholic Beverage Licenses............................  33
    4.15  Company Actions Relating to Tax Matters................  34
    4.16  Financing..............................................  34
    4.17  Up Front Payment.......................................  34
    4.18  Institutional Investor Agreement.......................  35

ARTICLE V........................................................  35

  CONDITIONS OF MERGER...........................................  35
    5.1   Conditions to the Obligations of Each Party to
            Effect the Merger....................................  35
    5.2   Conditions Precedent to Parent's and Purchaser's
            Obligations..........................................  35
    5.3   Conditions to Obligations of the Company...............  36

ARTICLE VI.......................................................  37

  TERMINATION, AMENDMENT AND WAIVER..............................  37
    6.1   Termination............................................  37
    6.2   Procedure and Effect of Termination....................  38
    6.3   Fees and Expenses......................................  39
    6.4   Initial Equity Proceeds................................  39
    6.5   Amendment..............................................  39
    6.6   Waiver.................................................  40

ARTICLE VII......................................................  40

  DEFINITIONS....................................................  40

ARTICLE VIII.....................................................  42

  MISCELLANEOUS..................................................  42
    8.1   Severability...........................................  42
    8.2   Notices................................................  42
    8.3   Headings...............................................  43
    8.4   Representations and Warranties, etc....................  43
    8.5   Miscellaneous..........................................  43
    8.6   Nature of Obligation...................................  43

EXHIBITS:

Exhibit A     Form of Stockholder Agreement
Exhibit B     Form of Company Option Agreement
Exhibit C     Form of Articles of Merger
Exhibit D     Alcoholic Beverage License Approvals

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered
                                             ---------
into as of this 27th day of September, 1999, by and among LIQUID HOLDINGS INC., a Delaware corporation ("Parent"), LIQUID ACQUISITION CORP., a Massachusetts
                         ------
corporation and a direct or indirect wholly-owned subsidiary of Parent ("Purchaser"), and GEERLINGS & WADE, INC., a Massachusetts corporation (the
 ----------
"Company").
 -------

                                   RECITALS

     The Boards of Directors of Parent, Purchaser and the Company each deem it advisable and in the best interests of Parent, Purchaser and the Company and their respective stockholders that Purchaser be merged with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein and
      ------
in accordance with the Massachusetts Business Corporation Law (the "MBCL").  The
                                                                    ----
Boards of Directors of Parent and Purchaser and the Parent as the sole stockholder of Purchaser have adopted this Agreement. The Board of Directors of the Company has approved this Agreement and has resolved to recommend to the stockholders of the Company to vote in favor of this Agreement.

     Substantially concurrently herewith and as a condition and inducement to Parent's willingness to enter into this Agreement, certain stockholders of the Company, who include certain of the directors of the Company and its Subsidiaries (as defined below) and who hold, in the aggregate, more than 33% of the outstanding shares of Common Stock, par value $.01, of the Company, are entering into a Stockholder Agreement in the form of Exhibit A hereto (the
                                                     ---------
"Stockholder Agreement").
 ---------------------

     Substantially concurrent herewith and as a condition and inducement to Parent's and Purchaser's willingness to enter into this Agreement, the Company has entered into an Option Agreement in the form of Exhibit B hereto (the
                                                    ---------
"Company Option Agreement").
 ------------------------

     Certain defined terms used in this Agreement are defined in Article VII hereof.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Purchaser and Company hereby agree as follows:


                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in Section 1.3 hereof),
          ----------
in accordance with this Agreement and the MBCL, Purchaser shall be merged with and into the Company, the separate existence of the Purchaser (except as may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. The Company after the Merger sometimes is referred to hereinafter as the "Surviving Corporation."
                    ---------------------

     1.2  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of this Agreement and the MBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights and property of the Company and the Purchaser (the "Constituent Corporations") shall vest in the Surviving Corporation, and
      ------------------------
all debts and liabilities of the Company and the Purchaser shall become the debts and liabilities of the Surviving Corporation.

     1.3  Consummation of the Merger.  In the event of, and as soon as is
          --------------------------
practicable after, the satisfaction or waiver of the conditions set forth in
Article V hereof, but in no event prior to December 6, 1999, the parties hereto will cause the Merger to be consummated by filing with the Secretary of the Commonwealth of Massachusetts Articles of Merger in the form of Exhibit C (the
                                                                ---------
time of confirmation of such filing or such later time as is specified in such Articles of Merger being the "Effective Time"). Contemporaneous with the filing
                              --------------
referred to in this Section 1.3, a closing (the "Closing") will be held at the
                                                 -------
offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110 or at such other location as the parties may establish for the purpose of confirming all the foregoing. The date and the time of such Closing are referred to as the "Closing Date."
                    ------------

     1.4  Charter; Bylaws; Directors and Officers.  Unless otherwise determined
          ---------------------------------------
by Purchaser prior to the Effective Time, the Articles of Organization and Bylaws of the Surviving Corporation shall be the Articles of Organization and Bylaws of Company, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and under the MBCL. The directors of Purchaser immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are elected and qualified.

     1.5  Conversion of Securities.  At the Effective Time, by virtue of the
          ------------------------
Merger and without any action on the part of the Purchaser, the Company, the Surviving Corporation or the holder of any of the following securities:

          (a) Each share of Common Stock, $.01 par value per share, of the Company (the "Shares"), issued and outstanding immediately prior to the
              ------
Effective Time (other than Shares to be cancelled pursuant to Section 1.5(b) hereof and any Dissenting Shares (as hereinafter defined)), shall be cancelled and extinguished and be automatically converted into and become a right to receive $10.00 per share in cash (the "Per Share Merger Consideration") upon
                                       ------------------------------
surrender in the manner provided in Section 1.8 of the certificate that evidenced the Shares (the "Certificate").
                           -----------

          (b) Each Share which is issued and held in the treasury of the Company immediately prior to the Effective Time or issued and outstanding and owned by the Parent or any direct or indirect Subsidiary (as defined in Article
VII) of the Parent or the Company, shall be cancelled and retired, and no payment shall be made with respect thereto.

          (c) Each share of Common Stock, par value $.01 per share, of the Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

          (d) The holders of Dissenting Shares, if any, shall be entitled to payment for such Shares only to the extent permitted by and in accordance with the provisions of the MBCL; provided, however, that if, in accordance with the
                            --------  -------
applicable provisions of the MBCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair cash value of such Shares, such Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration provided in Section 1.5(a).

     1.6  Company Stock Options and Related Matters.
          -----------------------------------------

          (a) Immediately prior to the Effective Time, each outstanding option (an "Option") to purchase Shares heretofore granted under the Company's Stock
     ------
Option Plan, Non-Employee Director Stock Option Plan or any other employee or director stock option or compensation plan or arrangement of the Company, excluding the Company's Employee Stock Purchase Plan (the "ESPP") (collectively,
                                                           ----
the "Plans"), whether or not exercisable, shall be cancelled by the Company and
     -----
each holder of a cancelled Option shall receive from the Surviving Corporation promptly after the Effective Time, in cancellation and settlement of such Option, a cash payment in an amount equal to the excess of the Per Share Merger Consideration over the per Share exercise price of such Option, if any, multiplied by the number of Shares covered by such Option (the "Option
                                                                ------
Settlement Amount"), subject to income tax withholding as required by applicable
-----------------
law. Prior to the Closing, Company will provide Parent with a listing of Options held by each optionee (including the date of grant, the number of shares issuable upon exercise of the Option, and the Option Settlement Amount to which the Optionee is entitled) certified by an executive officer of Company. The Board of Directors of the Company or an appropriate committee thereof will provide for the full and immediate vesting of any and all options as of the Effective Time. Except as provided in the immediately preceding sentence, the Company shall not grant or amend any Option after the date hereof.

          (b) In the event the Closing occurs on or before December 31, 1999, the Board of Directors of Company (the "Board") shall take all actions necessary
                                        -----
pursuant to the terms of the ESPP in order to shorten the Purchase Periods (as defined in the ESPP) then in progress such that the Purchase Date (as defined in the ESPP) shall occur immediately prior to the Effective Time. The Board will not permit any Purchase Period to commence after December 31, 1999 and will not permit any individuals not listed in Section 2.3 of the Company Disclosure Letter to participate in the current Purchase Period and will not permit any of the participating individuals listed in Section 2.3 of the Company Disclosure Letter to increase their level of participation for the Current Purchase Period.

     1.7  Dissenting Shares.
          -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, holders of Shares which are entitled to dissenter's rights in connection with the Merger under the MBCL (collectively, the "Dissenting Shares") shall not be
                                              -----------------
converted into or represent the right to receive the Per Share Merger Consideration. Such stockholders shall be entitled to receive payment of the fair market value of such Shares held by them in accordance with the provisions of the MBCL, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to the payment of fair market value for such shares under the MBCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 1.8, of the certificate or certificates that formerly evidenced such Shares.

          (b) The Company shall give the Purchaser (i) prompt notice of any demand for payment of fair market value received by the Company, the withdrawals of any such demand, and any other instrument served pursuant to the MBCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment of fair market value under the MBCL. The Company shall not, except with the prior written consent of the Purchaser, make any payment with respect to any demands for payment of fair market value or offer to settle or settle any such demands.

     1.8  Exchange of Certificates.
          ------------------------

          (a) From and after the Effective Time, a bank or trust company to be designated by the Purchaser (the "Exchange Agent") shall act as exchange agent
                                  --------------
in effecting the exchange of the Per Share Merger Consideration for Certificates which, prior to the Effective Time, represented Shares entitled to payment pursuant to Section 1.5 hereof. At or immediately prior to the Effective Time, the Parent or the Purchaser shall deposit with the Exchange Agent the aggregate Per Share Merger Consideration necessary to make the payments contemplated hereby on a timely basis (the "Deposit Amount") in trust for the benefit of the
                               --------------
holders of Certificates. Pending distribution pursuant to this Section 1.8(a) of the Deposit Amount deposited with the Exchange Agent, the Surviving Corporation may direct the Exchange Agent to invest such Deposit Amount, provided that such investments (i) shall be obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or in certificates of deposit, bank repurchase agreements or bankers acceptances of commercial banks with capital exceeding $500,000,000 (collectively "Permitted Investments") or in money market
                                      ---------------------
funds which are invested solely in Permitted Investments and (ii) shall have maturities that will not prevent or delay payments to be made pursuant to this
Section 1.8(a). Upon the surrender of each such Certificate and the issuance and delivery by the Exchange Agent of the Per Share Merger Consideration in exchange therefor, such Certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such Certificate (other than Certificates representing Shares held by the Parent or the Company or any direct or indirect Subsidiary of the Parent or the Company and Dissenting Shares) shall represent solely the right to receive the Per Share Merger Consideration, without interest, multiplied by the number of Shares represented by such Certificate. Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Certificates which immediately prior to the Effective Time represented Shares a form of letter of transmittal and instructions for use in surrendering such Certificates and receiving the Per Share Merger Consideration therefor. Upon the surrender to the Exchange Agent of such an outstanding Certificate together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder shall receive the Per Share Merger Consideration, without any interest thereon and such Certificate shall be cancelled. If any Per Share Merger Consideration is to be paid to a name other than the name in which the Certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition to such payment or exchange that the Person requesting such payment or exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such Per Share Merger Consideration to a name other than that of the registered holder of the Certificate surrendered, or such Person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Per Share Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (b) The Surviving Corporation shall not be entitled to the return of any of the Deposit Amount in the possession of the Exchange Agent relating to the transactions described in this Agreement until the date which is 180 days after the Effective Time. Thereafter, each holder of a Certificate representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Per Share Merger Consideration, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation.

          (c) At and after the Effective Time, the holders of Certificates to be exchanged for the Per Share Merger Consideration pursuant to this Agreement shall cease to have any rights as stockholders of the Company except for the right to surrender such holder's Certificates in exchange for payment of the Per Share Merger Consideration, and after the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the

Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for the Per Share Merger Consideration, as provided in this Article I, subject to applicable law in the case of Dissenting Shares.

          (d) The provisions of this Section 1.8 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of the Exchange Agent under this Section 1.8 shall commence on the date of loss of such status.

     1.9  Supplementary Action.  If at any time after the Effective Time, any
          --------------------
further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either the Company or Purchaser, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of the Company and Purchaser, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.


                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Parent and the Purchaser that, except as described in the applicable section of the Company Disclosure Letter furnished by the Company to the Parent prior to the execution of this Agreement (the "Company Disclosure Letter") corresponding to the Sections set forth below:
      -------------------------

     2.1  Organization and Qualification.  The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, except where failure to be in good standing individually and in the aggregate would not be reasonably expected to have a Material Adverse Effect (as defined in Article VII). The Company and its Subsidiaries have all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, other than in jurisdictions where the failure to be so qualified, individually and in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Other than the Company's ownership interest in its Subsidiaries, the Company has no direct or indirect equity interest in any partnership, corporation, limited liability company, joint venture, business association or other entity, except for any such equity interests that individually and in the aggregate are not material to the Company and its Subsidiaries taken as a whole and would not reasonably be expected to have a Material Adverse Effect.

     2.2  Articles of Organization; Bylaws; and Stock Transfer Records.  The
          ------------------------------------------------------------
Company has made available to the Parent prior to the date of this Agreement complete and correct copies of (i) the Articles of Organization (or other charter document) and By-laws of the Company and each of its Subsidiaries, (ii) shareholder list of each of the Company's Subsidiaries and (iii) all stock certificates representing any of the issued and outstanding capital stock of each of the Company's Subsidiaries, and in each case such copies are accurate and complete as of the date of this Agreement.

     2.3  Capitalization of the Company.
          -----------------------------

          (a) On the date of this Agreement, the authorized capital stock of the Company consists of (i) 1,000,000 shares of Preferred Stock, par value $.01 per share, of which none are issued and outstanding, and (ii) 10,000,000 shares of Common Stock, par value $.01 per share, of which 3,848,405 Shares are issued and outstanding. Except for (i) rights created pursuant to the Company's Stock Option Plan, Non-Employee Director Stock Option Plan and ESPP (the "Identified
                                                                    ----------
Equity Plans"), (ii) the rights created pursuant to this Agreement and the
------------
Company Option Agreement, (iii) the Company's right to repurchase any unvested shares under the Identified Equity Plans, and (iv) as set forth in Section 2.3 of the Company Disclosure Letter, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, sell, deliver, repurchase or redeem or cause to be issued, sold, delivered, repurchased or redeemed any shares of capital stock of, or equity interests in, the Company.
Section 2.3 of the Company Disclosure Letter identifies the participants in the ESPP for the current Purchase Period and their level of participation. All outstanding Shares are, and all Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights or rights of first refusal. None of the Company or any of its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement. The Company has no stockholder rights plan or agreement in force providing for the issuance to holders of Shares of rights to purchase or receive stock, cash or other assets upon the acquisition or proposed acquisition of Shares by a Person (a "Rights Plan"), nor has the Company's Board of Directors
                       -----------
or stockholders ever adopted a Rights Plan.

          (b) All of the Company's Subsidiaries are listed in Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "1998 10-K"). Except as set forth in the 1998 10-K, the Company owns all
      ---------
of the outstanding capital stock of its Subsidiaries free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances of any nature whatsoever ("Encumbrances"), except for any Encumbrances securing
                           ------------
the Company's obligations to BankBoston, N.A. under its line of credit (or any successor line of credit) and any other

Encumbrances that are not material to the Company and the Subsidiaries taken as a whole. Except as set forth in Section 2.3 of the Company Disclosure Letter there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound with respect to the voting of the capital stock of the Company or any of the Company's Subsidiaries. Except as set forth in Section
2.3 of the Company Disclosure Letter, there are no options, warrants, calls, rights, commitments, or agreements of any character to which any of the Company's Subsidiaries is a party or by which any of the Company's Subsidiaries is bound obligating such Subsidiary to issue, sell, deliver, repurchase or redeem, or caused to be issued, sold, delivered, repurchased or redeemed, any shares of capital stock of, or equity interests in, such Subsidiary. All of the outstanding capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and issued free of preemptive rights or rights of first refusal.

     2.4  Corporate Power, Authorization and Enforceability.  The Company has
          -------------------------------------------------
all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate all the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company's Board of Directors and no other corporate action on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by stockholders holding two-thirds of the outstanding Shares entitled to vote thereon). This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2.5  No Conflict; Required Filings and Consents.
          ------------------------------------------

          (a) Assuming satisfaction of any applicable requirements referred to in Section 2.5(b) below, the execution and delivery by the Company of this Agreement, the compliance by the Company with the provisions hereof and the consummation by the Company of the transactions contemplated hereby:

               (A) will not conflict with or violate any statute, law, ordinance, rule, regulation, order, writ, judgment, award, injunction, decree or ruling applicable to the Company or any of its Subsidiaries or any of their properties, or conflict with, violate or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, cancellation or acceleration of, or the loss of a benefit under, or result in the creation of a lien, security interest, charge or encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to (i) the Articles of Organization (or other charter document) or Bylaws of the Company or any of its Subsidiaries, or (ii) any contract, lease, agreement, note, bond, mortgage, indenture, deed of trust, or other instrument or obligation, or any license, authorization, permit, certificate or other franchise, other than such conflicts, violations, breaches, defaults, losses, rights of termination, amendment, cancellation or acceleration, liens, security interests, charges or encumbrances as to which requisite waivers have been obtained or which individually and in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect; and

               (B) do not and will not result in any grant of rights to any other party under the Articles of Organization (or other charter document) or Bylaws of the Company or any of its Subsidiaries or restrict or impair the ability of the Parent or any of its Subsidiaries to vote, or otherwise exercise the rights of a stockholder with respect to shares of the Company or any of its Subsidiaries that may be directly or indirectly acquired or controlled by them.

          (b) Other than in connection with or in compliance with the provisions of the MBCL, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the "blue sky" laws of various states, approvals,
 ------------
registrations, permits, licenses, authorizations, waivers or consents required to be obtained under applicable state or local alcoholic beverage control laws ("Regulatory Consents") and the Hart-Scott-Rodino Antitrust Improvements Act of
  -------------------
1976, as amended (the "HSR Act"), (i) the Company is not required to submit any
                       -------
notice, report, registration, declaration or other filing with any federal, state or local government, court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (collectively, "Governmental Entities"), in connection with the execution or delivery of this
 ---------------------
Agreement by the Company or the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement and (ii) no waiver, consent, approval, order or authorization of any Governmental Entity is required to be obtained in connection with the execution or delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, other than such notices, reports, registrations, declarations, filings, waivers, consents, approvals, orders, or authorizations, the absence of which would not, individually and in the aggregate, subject the Company or its Subsidiaries to any criminal penalties or otherwise reasonably be expected to have a Material Adverse Effect.

     2.6  SEC Reports; Financial Statements.  The Company has filed all required
          ---------------------------------
reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") from June 24, 1994 through the date hereof
                              ---
(collectively, the "SEC Reports").  The financial statements contained in the
                    -----------
SEC Reports (or incorporated therein by reference) and the consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 1998 included in the 1998 10-K and for the quarter ended March 31, 1999 included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 ("March 1999 10-Q") and for the quarter ended June
                               ---------------
30, 1999 included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (the "June 1999 10-Q") (collectively, the "Financial
                          --------------                       ---------
Statements"), were prepared in
----------
accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved ("GAAP") (except as may be indicated in
                                        ----
the notes or schedules thereto and except, in the case of the unaudited interim statements, as may be permitted under Form 10-Q of the Exchange Act) and present fairly in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows as of the dates and for the fiscal periods indicated therein (subject, in the case of unaudited interim financial statements, to normal year-end adjustments). On the date of filing thereof each SEC Report filed with the SEC complied in all material respects with the then applicable requirements of the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the
                          --------------
SEC promulgated thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any statements or reports with the SEC.

     2.7  No Default.  Neither the Company nor any of its Subsidiaries is in
          ----------
default or violation (and no event has occurred which with or without notice, the lapse of time or the happening or occurrence of any other event would constitute a default or violation) of any term, condition or provision of (i) its Articles of Organization (or other charter document) or Bylaws, or (ii) any contract, lease, agreement, license, note, bond, mortgage, indenture, deed of trust or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their properties or assets may be bound (nor to the knowledge of the Company is any other party thereto in breach thereof or default thereunder), except in the case of this clause (ii) for any defaults or violations that individually and in the aggregate would not have a Material Adverse Effect.

     2.8  Compliance with Law.  Except as set forth in Section 2.8 of the
          -------------------
Company Disclosure Letter, each of the Company and its Subsidiaries is in compliance, and has conducted its respective businesses so as to comply with, all statutes, laws, ordinances, rules, regulations, permits and approvals applicable to its operations, except for violations which, individually and in the aggregate, do not and insofar as reasonably can be foreseen in the future would not have a Material Adverse Effect. Except as disclosed in the SEC Reports, as of the date hereof no investigation or review by any Governmental Entity with respect to the Company, any of its Subsidiaries or any property owned or leased by the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, except for any investigation or review that would not individually and in the aggregate have a Material Adverse Effect.

     2.9  Permits.  The Company and its Subsidiaries have all permits,
          -------
authorizations, licenses and franchises from Governmental Entities required to conduct their business as now being conducted, and all such authorizations, licenses and franchises are valid and in effect, except for such permits, authorizations, licenses and franchises the absence of which would not, individually and in the aggregate, have a

Material Adverse Effect. Section 2.9 of the Company Disclosure Letter lists as of the date of this Agreement all of the Company's licenses and permits relating to the purchase, transportation, storage or sale of alcoholic beverages (the "Alcoholic Beverage Licenses"). To the knowledge of the Company the Alcoholic
 ---------------------------
Beverage Licenses are the only permits and licenses relating to the purchase, transportation, storage, or sale of alcoholic beverages required by the Company to operate such business as currently conducted, except for such permits and licenses the absence of which would not, individually and in the aggregate, have a Material Adverse Effect. The Company is not in default with respect to any of the Alcoholic Beverage Licenses, except for any defaults that individually and in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect and would not reasonably be expected to prevent or delay in any material respect obtaining the Regulatory Consents referred to in Section 4.14.

     2.10  Absence of Certain Changes.  As of the date of this Agreement, except
           --------------------------
as disclosed in the 1998 10-K, March 1999 10-Q or June 1999 10-Q, since December 31, 1998, the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and have not taken any of the actions set forth in paragraphs (a)(i) through (iv) or (vi) through (ix) of
Section 4.1, and there has not been any occurrence, including the commencement or threat of any action, suit, investigation or proceeding against the Company or its Subsidiaries, that has had or would reasonably be expected to have a Material Adverse Effect, other than changes relating to or arising out of the economy in general or the industries of the Company and its Subsidiaries in general and not specifically relating to the Company or any of its Subsidiaries.

     2.11  No Undisclosed Liabilities.  Except for liabilities and obligations
           --------------------------
incurred since December 31, 1998 in the ordinary course of business, liabilities and obligations incurred under this Agreement or any of the agreements to be entered into pursuant to this Agreement and liabilities and obligations identified in Section 2.11 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature whatsoever (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise), required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto, other than (i) recognized or disclosed in the Financial Statements or disclosed in the 1998 10-K or March 1999 10-Q or June 1999 10-Q, and (ii) liabilities which would not individually and in the aggregate have a Material Adverse Effect.

     2.12  Litigation.  Section 2.12 of the Company Disclosure Letter includes a
           ----------
list of all litigation pending against the Company as of September 23, 1999 and to the knowledge of the Company all material threatened litigation as of September 23, 1999. The Company has made available to Parent correct and complete copies of all audit inquiry response letters prepared by its counsel for the Company's auditors in connection with the last completed audit of the Company's financial statements and any such correspondence since the date of the last such audit. As of the date of this Agreement, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company arising out of or in any way related to this Agreement, the Merger or any of the transactions contemplated hereby or thereby.

     2.13  ERISA.
           -----

           (a) Section 2.13 of the Company Disclosure Letter lists each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other written or oral
                                          -----
plans or agreements involving direct or indirect compensation (including any employment agreements entered into between the Company or any of its Subsidiaries and any employee or former employee of the Company or any of its Subsidiaries, but excluding worker's compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by the Company or any of its Subsidiaries or any ERISA Affiliate thereof for the benefit of any employee or former employee of or current or former service provider to the Company or any of its Subsidiaries under which the Company or any of its Subsidiaries or any ERISA Affiliate thereof has or may have any present or future obligation or liability (collectively, the "Company Employee Plans"). For purposes of this Section 2.13,
                    ----------------------
"ERISA Affiliate" shall mean any entity which is a member of (i) a "controlled
 ---------------
group of corporations," as defined in Section 414(b) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) a group of entities under "common
                               ----
control," as defined in Section 414(c) of the Code or (iii) an "affiliated service group," as defined in Section 414(m) of the Code or treasury regulations promulgated under Section 414(o) of the Code, any of which includes the Company or any of its Subsidiaries. Section 2.13 of the Company Disclosure Letter identifies the only Company Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3(2) of ERISA (collectively, the "Company Pension Plans").
                             ---------------------

          (b) No Company Pension Plan is subject to Title IV of ERISA, Part 3 of Title I of ERISA or Section 412 of the Code. No Company Pension Plan constitutes or has since the enactment of ERISA constituted a "multiemployer plan," as defined in Section 3(37) of ERISA. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Company Employee Plan has or is likely to make the Company or any of its Subsidiaries or any officer or director thereof subject to any material liability as a result of a violation of Title I of ERISA or liable for any material tax pursuant to Section 4975 of the Code.

          (c)  Each Company Pension Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, except to the extent that the requirements for qualification may be satisfied by adopting retroactive amendments under Section 401(b) of the Code and the regulations thereunder or under Section 1140 of the Tax Reform Act of 1986. Each trust forming a part of a Company Pension Plan is exempt from tax pursuant to Section 501(a) of the Code. Each Company Employee Plan has been maintained in compliance with its terms and with the applicable requirements of ERISA and the Code except where failure to be in compliance individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

          (d) Each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), vacation benefits, severance or severance-type benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a Company Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its Subsidiaries, and (iii) covers any employee or former employee of or other current or former service provider to the Company or any of its Subsidiaries, is herein referred to as a "Company Benefit Arrangement" and collectively as the "Company Benefit
         ---------------------------                           ---------------
Arrangements."  All material Company Benefit Arrangements are listed in Section
------------
2.13 of the Company Disclosure Letter. Each Company Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes (including but not limited to the Code), orders, rules and regulations which are applicable to such Company Benefit Arrangements except where failure to be in compliance individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

          (e) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Company Employee Plan or Company Benefit Arrangement which would increase materially the expense of maintaining such Company Employee Plan or Company Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 1998.

          (f) The Company has complied with the requirements of Section 4980B of the Code with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, except where failure to be in compliance individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect and, to the Company's knowledge, no tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees of the Company or any of its Subsidiaries.

          (g) Except as may be contained in any of the agreements listed as exhibits to the 1998 10-K, there is no term of any Company Employee Plan or Company Benefit Arrangement covering a "disqualified individual" (as defined in Section 280G(c) of the Code), or of any contract, instrument, agreement or arrangement with any such disqualified individual, that individually or collectively could result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(i) of the Code) or the imposition of the excise tax provided in Section 4999 of the Code. The consummation of the transactions contemplated by this Agreement will not result in any "excess parachute payment" or the imposition of any such excise tax.

          (h) The Company has heretofore delivered or made available to Parent copies of all of the Company Employee Plans, Company Pension Plans and Company Benefit Arrangements listed in Section 2.13 of the Company Disclosure Letter.

          (i) There is no pending or, to the Company's knowledge, threatened legal action, proceeding or investigation, other than routine claims for benefits, concerning any Company Employee Plan, Company Pension Plan or Company Benefit Arrangement or, to the knowledge of the Company, any fiduciary or service provider thereof and, to the knowledge of the Company, there is no basis for any such legal action or proceeding.

          (j) No Company Employee Plan or Company Benefit Arrangement provides health, life or other similar welfare coverages after termination of employment except to the extent required by applicable state insurance laws and Title I,
Part 6 of ERISA.

          (k) With respect to each Company Employee Plan, Company Pension Plan or Company Benefit Arrangement for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts required of the Company and its Subsidiaries and ERISA Affiliates under the terms of each such Company Employee Plan, Company Pension Plan or Company Benefit Arrangement or applicable law, through the Closing Date.

          (l) Except as described in the 1998 10-K or the Company's Proxy Statement for its 1999 Annual Meeting of Stockholders, neither the Company nor any of its Subsidiaries has any plan or policy obligating the Company or any Subsidiary to pay severance to any employee.

     2.14  Tax Returns and Reports.
           -----------------------

          (a) The Company and its Subsidiaries have timely filed with the appropriate taxing authorities all federal, state, county, local and foreign returns, estimates, information statements, reports and other documents in respect of Taxes (as defined in Article VII) required to be filed by the Company and its Subsidiaries, except where the failure to file such Tax return would not individually and in the aggregate have a Material Adverse Effect. All amounts shown due on such returns have been timely paid as required by law, except where the failure to timely pay individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

          (b) To the Company's knowledge, as of the date of this Agreement, none of the federal, state, local or foreign Tax returns of the Company or its Subsidiaries is presently being examined, audited or contested by the relevant taxing authorities. The

Company has not received any notice at any time prior to the date of this Agreement from any taxing authority indicating that any of the federal, state, local or foreign Tax returns of the Company or its Subsidiaries will be audited, except for any audits that have been completed and for which the Company has paid any outstanding Taxes. Neither the Company nor any of its Subsidiaries has executed, or been asked in writing to execute, an agreement or waiver extending the statutory period of limitation applicable to any Tax return for any period with respect to which the applicable statute of limitations has not expired, except for any of the foregoing that individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

          (c) As of the date of this Agreement, the Company has no ruling requests currently pending with the Internal Revenue Service.

          (d) Neither the Company nor any of its past or present Subsidiaries has ever been a member of an "affiliated group", as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, foreign or local Tax law), other than any affiliated group of which the Company is the parent corporation.

          (e) The Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, consultant, independent contractor, creditor, stockholder or other party, except where the failure to so withhold and pay individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

     2.15  Trademarks, Patents and Copyrights.
           ----------------------------------

          (a) The Company or its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, service marks, trade names, trade name rights, copyrights, know-how and other proprietary information used or held for use in connection with the business of the Company or any of its Subsidiaries as currently being, or proposed to be, conducted (except where the failure to own or possess such licenses or rights would not individually and in the aggregate have a Material Adverse Effect) and is unaware of any material assertions or claims challenging the validity of any of the foregoing; and to the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as now conducted or proposed to be conducted does not and will not conflict with any patents, patent rights, licenses, service marks, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any material way. No material infringement of any proprietary right owned by or licensed by or to the Company or any of its Subsidiaries is known to the Company.

          (b) The Company owns or has the right to use pursuant to valid license agreements and software maintenance agreements all computer software used in its business as presently conducted (the "Software Licenses"), except
                                                  -----------------
where the failure to own or have adequate rights to use any such software individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. The Company is in compliance with all of its Software Licenses, except for any non-compliance that individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not cause any of the Software Licenses to terminate or become cancellable or trigger a third party consent requirement or fee or penalty, except for any of the foregoing that individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

     2.16  Proxy Statement.  The proxy statement to be sent to the stockholders
           ---------------
of the Company in connection with the Special Meeting (as defined in Section 4.4) (such proxy statement, as amended or supplemented, being referred to herein as the "Proxy Statement"), shall not, at the date the Proxy Statement (or any
        ---------------
amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Special Meeting or at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which shall have become false or misleading, except that no representation or warranty is made by the Company with respect to information furnished by the Parent or Purchaser specifically for inclusion in the Proxy Statement. The Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

     2.17  Material Agreements.  Except as set forth in the 1998 10-K, the March
           -------------------
1999 10-Q and the June 1999 10-Q and except for this Agreement and the agreements specifically referred to herein, neither the Company nor any of its Subsidiaries is a party to or bound by any of the following agreements (with the following agreements, and the agreements included as exhibits to the SEC Reports, collectively referred to as the "Material Agreements"):
                                          -------------------

          (a) any contract or agreement or amendment thereto that would be required to be filed as an exhibit to a registration statement on Form S-1 filed by the Company as of the date hereof;

          (b) any confidentiality agreement, non-competition agreement or other contract or agreement that contains covenants limiting in any material respect the Company's or any of its Subsidiaries' freedom to compete in any line of business or in any location or with any Person; and

          (c) any loan agreement, indenture, note, bond, debenture or any other document or agreement evidencing a capitalized lease obligation or other Indebtedness (as defined in Article VII) to any Person, other than any Indebtedness in a principal amount less than $25,000 individually or $100,000 in the aggregate.

     The Company has made available to the Parent true, correct and complete copies of all Material Agreements together with all modifications and supplements thereto.

     2.18  Environmental Matters.
           ---------------------

           (a) Neither the Company nor any of its Subsidiaries nor to the knowledge of the Company as of the date of this Agreement any operator or owner of their respective past or present properties is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive
                                                   ----
Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"),
--------                                                               ----
the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, the Occupational Safety and Health Act of 1970, as amended, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental
                                                            -------------
Laws"), except where any such violations individually and in the aggregate have
----
not had and would not reasonably be expected to have a Material Adverse Effect.

           (b) To the knowledge of the Company or any of its Subsidiaries there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of any hazardous waste as defined by 42 U.S.C. (S)6903(5), any hazardous substances as defined by 42 U.S.C.
(S)9601(33) or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous
                                                              ---------
Substances") on, upon, into or from any properties of the Company or its
----------
Subsidiaries, which releases would individually or in the aggregate have a Material Adverse Effect.

           (c) To the Company's knowledge, as of the date of this Agreement, no Hazardous Substance has been discharged, generated, treated, manufactured, handled, stored, transported, emitted, released or is present at any property now or previously owned, leased or operated by the Company except in compliance with all applicable Environmental Laws, except for any non-compliances that individually and in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect.

     2.19  Insurance.  (a) The Company has previously provided to the Parent
           ---------
true and correct copies of all insurance policies, in effect as of the date of this Agreement, for the Company or any of its Subsidiaries. The Company has previously furnished or made available to the Parent all material correspondence, including any notices of cancellation, relating to these insurance policies which was received by the Company prior to the date of this Agreement. As of the date of this Agreement, all such insurance is in full force and effect and no notice of cancellation or termination, or reduction of coverage or intention to cancel, terminate or reduce coverage, has been received by the Company with respect to any policy for such insurance.

          (b) With respect to the medical and dental insurance provided pursuant to the Company's Group Health Plan, the Company has previously provided to the Parent a true and correct summary of incurred and paid claims for the 1998-1999 policy year and for the 1999-2000 policy year through August 25, 1999. These policies have been in full force and effect at all times since January 1, 1998.

     2.20  Absence of Certain Business Practices.  No employee, consultant,
           -------------------------------------
agent or other representative of the Company or any of its Subsidiaries has directly or indirectly within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the business of the Company or any of its Subsidiaries in connection with any actual or proposed transaction which (a) would reasonably be expected to subject the Company or any of its Subsidiaries to any material damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, would reasonably be expected to have had a Material Adverse Effect, or (c) if not continued in the future, would reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company has not committed, been charged with or to the knowledge of the Company been under investigation with respect to, nor does there exist, any violation by the Company of the Foreign Corrupt Practices Act, as amended.

     2.21  Takeover Laws.  The provisions of Chapters 110C-110F of the MBCL
           -------------
either do not apply to the execution, delivery and performance of this Agreement, the Stockholder Agreement or the Company Option Agreement and the consummation of the Merger or have been rendered inapplicable because of a vote of the Board of Directors of the Company approving the consummation of the Merger and the transactions contemplated by this Agreement, the Stockholder Agreement and the Option Agreement. To the Company's knowledge, no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted in any jurisdiction other than Massachusetts is applicable to the execution, delivery and performance of this Agreement, the Stockholder Agreement or the Company Option Agreement or the consummation of the Merger.

     2.22  Vote Required.  The provisions of Section 6.13 of the Company's
           -------------
Restated Articles of Organization have been rendered inapplicable to the consummation of the Merger and the transactions contemplated by this Agreement, the Stockholder Agreement and the Company Option Agreement as a result of a vote of the Board of Directors of the Company meeting the requirements of Section 6.13(D) of the Company's Restated Articles of Organization.

     2.23  Opinion of Financial Advisor.  The Board of Directors of the Company
           ----------------------------
has received the opinion of the Company's Financial Advisor, as of the date of this

Agreement, to the effect that the Per Share Merger Consideration is fair, from a financial point of view, to the Company and the Company's stockholders.

     2.24  Board Recommendation.  The Board of Directors of the Company, at a
           --------------------
meeting duly called and held, has by a unanimous vote of those directors present
(i) approved the Merger and declared it advisable, (ii) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the stockholders of the Company, and (iii) resolved subject to its fiduciary duties under applicable law to recommend that the stockholders of the Company adopt this Agreement.

     2.25  Disclosure.  To the Company's knowledge, as of the date of this
           ----------
Agreement, no representation or warranty by the Company in this Agreement contains any untrue statement of a material fact.


     2.26  Brokers and Finders.  The Company has furnished to Parent or its
           -------------------
counsel a true and complete copy of that certain letter agreement (the "Lehman
                                                                        ------
Engagement Letter") between the Company and Lehman Brothers Inc. (the "Company's
-----------------                                                      ---------
Financial Advisor"), such letter agreement being the only agreement pursuant to
-----------------
which such firm would be entitled to any payment relating to the transactions contemplated hereunder. No broker, finder or investment banker other than the Company's Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

     Parent and Purchaser, jointly and severally, represent and warrant to the Company that:

     3.1  Organization and Qualification.  Each of Parent and Purchaser is a
          ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Purchaser and Parent are new corporations that were formed for the purpose of consummating the transactions contemplated by this Agreement. As of the date of this Agreement the Purchaser is a wholly-owned Subsidiary of the Parent and will remain a direct or indirect wholly-owned Subsidiary of the Parent. Neither the Parent nor the Purchaser has conducted any business or engaged in any activities unrelated to the transactions contemplated by this Agreement. Neither the Parent nor the Purchaser has any material liabilities other than in connection with the transactions contemplated by this Agreement and the Financing Agreements (as defined in Section 3.7).

     3.2  Corporate Power, Authorization and Enforceability.  Each of Parent and
          -------------------------------------------------
Purchaser has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate all the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Purchaser, the performance by each of Parent and Purchaser of their respective obligations hereunder and the consummation by Parent and Purchaser of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser and the Parent, and the Parent as the sole stockholder of the Purchaser, and no other corporate action on the part of Parent or Purchaser is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Purchaser and is a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms.

     3.3  No Conflict; Required Filings and Consents.
          ------------------------------------------

          (a) Assuming satisfaction of all applicable requirements referred to in Section 3.3(b) below, the execution and delivery of this Agreement by the Parent and the Purchaser, the compliance by the Parent and the Purchaser with the provisions hereof and the consummation by the Parent and the Purchaser of the transactions contemplated hereby will not conflict with or violate any statute, law, ordinance, rule, regulation, order, writ, judgment, award, injunction, decree or ruling applicable to the Parent or any of its Subsidiaries or any of their properties, or conflict with, violate or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, cancellation or acceleration of, or the loss of a benefit under, or result in the creation of a lien, security interest, charge or encumbrance on any of the properties or assets of the Parent or any of its Subsidiaries pursuant to (i) the organizational documents of the Parent or any of its Subsidiaries or (ii) any contract, lease, agreement, note, bond, mortgage, indenture, deed of trust, or other instrument or obligation, or any license, authorization, permit, certificate or other franchise, other than such conflicts, violations, breaches, defaults, losses, rights of termination, amendment, cancellation or acceleration, liens, security interests, charges or encumbrances as to which requisite waivers have been obtained or which individually and in the aggregate would not have a material adverse effect on the ability of the Parent and Purchaser to perform their obligations under this Agreement.

          (b) Other than in connection with or in compliance with the provisions of the MBCL, the Exchange Act, the "blue sky" laws of various states and the HSR Act and the approvals and consents contemplated by Section 4.14, (i) neither Parent nor Purchaser is required to submit any notice, report, registration, declaration or other filing with any Governmental Entity in connection with the execution or delivery of this Agreement by Parent and Purchaser or the performance by Parent and Purchaser of their obligations hereunder or the consummation by Parent and Purchaser of the transactions contemplated by this Agreement and (ii) no waiver, consent, approval, order or authorization of any Governmental Entity is required to be obtained by the Parent or the

Purchaser in connection with the execution or delivery of this Agreement by Parent and Purchaser or the performance by the Parent and the Purchaser of their obligations hereunder or the consummation by the Parent and the Purchaser of the transactions contemplated by this Agreement. None of the information supplied by Parent or Purchaser for inclusion in the Proxy Statement shall, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Special Meeting or at the Effective Time, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements made therein in light of the circumstances under which they were made, not misleading.

     3.4  Board Approval.  The Board of Directors of the Parent, at a meeting
          --------------
duly called and held, has by at least a majority vote of those directors present
(i) approved the Merger and (ii) authorized the proper officers to execute and deliver this Agreement.

     3.5  Brokers and Finders.  No broker, finder or investment banker, other
          -------------------
than any whose fees and expenses will be paid by the Parent, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or any of its Subsidiaries.

     3.6  Capitalization.  The Parent has received $10,000,000 in cash proceeds
          --------------
(the "Initial Equity Proceeds") from the sale of shares of the Parent's capital
      -----------------------
stock to Liquid Experience II, LLC, a Delaware limited liability company ("Liquid Experience"). The Purchaser and the Parent have previously provided to
  -----------------
the Company true and complete copies of their certificate of incorporation and by-laws.

     3.7  Financing.  (a)  The Parent and Purchaser have provided to the Company
          ---------
true and correct copies of: (i) a Subscription Agreement with Liquid Experience and Ronald S. Haft ("RSH") (the "LE Agreement"), pursuant to which Liquid
                     ---         ------------
Experience has provided the Initial Equity Proceeds and has agreed to provide up to an additional $5,000,000 of financing on the terms and conditions set forth in the LE Agreement, and RSH has guaranteed Liquid Experience's obligation to provide this additional $5,000,000; and (ii) a commitment letter (the "Institutional Investor Agreement") with an institutional investor (the
---------------------------------
"Institutional Investor"), pursuant to which the Institutional Investor has
-----------------------
agreed to provide up to $35,000,000 of financing on the terms and conditions of the Institutional Investor Agreement. There are no other agreements with Liquid Experience or the Institutional Investor or any other Persons regarding the financing contemplated by the LE Agreement and the Institutional Investor Agreement (the "Financing Agreements").
                --------------------

     (b) The Initial Equity Proceeds together with the additional amounts to be provided pursuant to the Financing Agreements constitute all of the financing that Parent and Purchaser would require to consummate the transactions contemplated hereby (including payment of amounts payable under Article I and transaction costs to be borne by the Surviving Corporation hereunder) and to fund working capital requirements. The commitment fee referred to in the Institutional Investor Agreement has been paid. As of the date of this Agreement, the Financing Agreements are in full force and effect and have not been terminated and there are no facts or circumstances which would permit the termination thereof by Liquid Experience or the Institutional Investor or otherwise excuse the obligor(s) thereunder from funding their commitments thereunder other than any fact or circumstance that would under Article V hereof excuse the Parent and Purchaser from consummating the Merger.

     (c) The Parent has duly and validly authorized, executed and delivered the Financing Agreements.

     3.8  Solvency.  Immediately after the Effective Time, and after giving
          --------
effect to any change in the Surviving Corporation's assets and liabilities as a result of the Merger and the financing effected by Purchaser and assuming the continued accuracy of the Company's representations and warranties in Section 2.11, the Surviving Corporation will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts as they mature), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred debts beyond its ability to pay as they become due.

     3.9  Alcoholic Beverage Licenses.  As of the date of this Agreement the
          ---------------------------
Parent and Purchaser have no knowledge of any fact or circumstance relating to them or the Financing Agreements which would reasonably be expected to prevent the parties from obtaining any of the Pre-Closing Licensing Approvals referred to in Section 4.14, except (i) for any facts or circumstances that could lead to a Special Regulatory Event (as defined in Article VII) and (ii) except for those matters set forth in Section 2.8 of the Company Disclosure Letter.


                                  ARTICLE IV

                                  COVENANTS


     4.1  Conduct of Business by the Company.  (a) Except as required or
          ----------------------------------
permitted by this Agreement or as disclosed in Section 4.1 of the Company Disclosure Letter, during the period from the date of this Agreement until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except to the extent that Purchaser shall otherwise consent in writing) the Company and its Subsidiaries shall conduct their respective operations in the ordinary course of business consistent with past practice, and each of the Company and its Subsidiaries will use its reasonable efforts to preserve intact its present business organization, to keep available the services of its present officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it and to maintain insurance on the same terms as are in effect on the date of this Agreement. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, neither the Company nor any of its Subsidiaries shall, without the prior written consent of Purchaser (which consent will be given or denied within a reasonable time after any request for such consent and will not be unreasonably withheld with respect to the matters described in paragraph (v),
(vi), (x) or (xii) below):

          (i) amend its Articles of Organization or other charter document or Bylaws;

          (ii) authorize for issuance, issue, sell, deliver, pledge or agree or commit to issue, sell, deliver or pledge (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of any class or any debt or other securities convertible into capital stock or equivalents (including, without limitation, stock appreciation rights), or amend any of the terms of any of the foregoing, other than the issuance of shares of capital stock upon the exercise of outstanding options or rights under the Identified Equity Plans;

          (iii) (A) split, combine or reclassify any shares of its capital stock, or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, adopt or approve any Rights Plan, or repurchase, redeem or otherwise acquire any of its securities or any securities of its Subsidiaries, or (B) make any payment of cash or other property to terminate, cancel or otherwise settle any outstanding Options or any rights under the ESPP, other than in the case of clauses (A) or (B) above for the issuance of Shares in connection with the exercise of options or rights under the Identified Equity Plans or the repurchase of Shares to the extent contractually required pursuant to the terms of existing employee stock repurchase agreements;

          (iv) (A) incur or assume any short-term or long-term Indebtedness, other than up to $1,000,000 under the Company's existing credit line with BankBoston, N.A. (or any successor line of credit) or grant, extend or increase the amount of a mortgage lien on any leasehold or fee simple interest of the Company or its Subsidiaries; or, except in the ordinary course of business consistent with past practice in the case of clauses (B) through (E) below, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except for obligations of the Company or any Subsidiary of the Company; (C) make any loans, advances or capital contributions to, or investments in, any other Person; (D) pledge or otherwise encumber shares of capital stock of the Company or any of its Subsidiaries; or (E) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereon except as existing on the date of this Agreement or as may be required under agreements outstanding on the date of this Agreement to which the Company or any of its Subsidiaries are parties;

          (v) except as expressly provided in this Agreement, enter into, adopt or amend in any manner or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance, change-in-control or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation (including bonuses) or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date of this Agreement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

          (vi) sell, lease, license, pledge or otherwise dispose of or encumber any material assets except in the ordinary course of business consistent with past practice (including without limitation any indebtedness owed to it or any claims held by it);

          (vii) except as otherwise permitted pursuant to Section 4.5, acquire or agree to acquire any business or any corporation, partnership, limited liability company, association or other business organization or division thereof, whether by merger or consolidation or by purchasing capital stock or assets, or by any other manner;

          (viii) change any of the accounting principles or practices used by it affecting its assets, liabilities or business, except for such changes required by a change in generally accepted accounting principles;

          (ix) pay, discharge or satisfy any claims, liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise), other than the payment, discharge or satisfaction of liabilities (A) in the ordinary course of business consistent with past practices, (B) with notice to Purchaser, in an amount which does not exceed $50,000 in the aggregate, (C) incurred pursuant to the terms of the Lehman Engagement Letter up to but not exceeding $400,000 (including any payments made prior to the date of this Agreement) plus reimbursement of out-of-pocket expenses, and (D) incurred in connection with the transactions contemplated hereby, including any costs for legal and accounting professionals, but only if they are calculated on a time and disbursements basis at standard rates and itemized in reasonable detail;

          (x) without prior consultation with the Parent (in addition to the consent requirement described above) commence any litigation or arbitration other than in accordance with past practice or settle any litigation or arbitration for money damages or other relief in excess of $50,000 or if as part of such settlement the Company or any Subsidiary would agree to any restrictions on its operations;

          (xi) grant any license with respect to or otherwise convey any intellectual property rights, other than in the ordinary course of business consistent with past practice;

          (xii) elect or appoint any new directors or officers of the Company or any Subsidiary;

          (xiii) waive, release or amend its rights under any confidentiality, "standstill" or similar agreement that the Company entered into in connection with its consideration of a potential strategic transaction; provided, however, that the
                                                    -----------------
Company may waive, release or amend its rights under any such confidentiality, "standstill" or similar agreement if the Company's Board determines, based on the advice of independent legal counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to the Company's stockholders under applicable law; or

          (xiv) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(i) through 4.1(xiii).

          (b) In the event that the Company wishes to negotiate potential strategic alliances or e-commerce partnering arrangements ("Strategic
                                                            ---------
Relationships"), the Company will notify the Parent prior to furnishing any non-
-------------
public information to any Person in connection with any potential Strategic Relationship and prior to any negotiations regarding a Strategic Relationship, and will permit the Parent and its representatives to participate in any such negotiations. Subject to compliance with the preceding sentence the Company will be permitted to discuss in these negotiations the possibility of partner(s) in Strategic Relationships making investments in the Company in an amount not to exceed $2,000,000. Before the Company enters into, or makes any binding agreement to enter into, any Strategic Relationship it will obtain the prior written consent of the Parent if such Strategic Relationship would include the issuance of shares of capital stock or options, warrants or other rights to acquire capital stock, would impose any non-competition, exclusive dealing or other restrictions on the operation of the Company's business or would otherwise be outside the ordinary course of business consistent with past practice.

     4.2  Access to Information; Confidentiality.
          --------------------------------------

          (a) From the date of this Agreement to the Effective Time, the Company shall, and shall cause its Subsidiaries, officers, directors, employees and agents to, afford the officers, employees and agents of Parent, Purchaser and their Affiliates and the attorneys, accountants, banks, other financial institutions and investment banks working with Parent or Purchaser, and their respective officers, employees and agents, reasonable access, at all reasonable times upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Company's business, to its officers, employees, agents, properties, books, records and contracts, and shall furnish Parent, Purchaser and their Affiliates and the attorneys, banks, other financial institutions and investment banks working with Parent or Purchaser, all financial, operating and other data and information as they reasonably request.

          (b) Any information heretofore or hereafter furnished by the Company which is non-public, confidential or proprietary in nature is referred to in this Agreement as "Confidential Information". The Parent and the Purchaser
                   ------------------------
agree that the Confidential Information will be used solely for the purpose of consummating the transactions contemplated by this Agreement, and until the Effective Time, such information will be kept confidential by the Parent and the Purchaser and their Representatives (as defined below), except that the Confidential Information or portions thereof may be disclosed to those Representatives of the Parent and the Purchaser who need to know such information solely for the purpose of evaluating the transactions contemplated by this Agreement. Before disclosing any Confidential Information to any Representatives, the Parent and the Purchaser will inform them of the confidential nature of the Confidential Information. As used herein "Representatives" means directors, officers, employees, advisors and prospective investors and representatives of such advisors and investors. The Parent and the Purchaser agree that any disclosure of Confidential Information to prospective investors shall be subject to the following procedures: (i) if any Confidential Information is to be included in an offering memorandum to be sent to prospective investors, the Company must consent to the type and form of Confidential Information to be included, such consent not to be unreasonably withheld or delayed, and the Parent must enter into a confidentiality agreement with such prospective investor, in a form reasonably satisfactory to the Company, providing that the Company is a third party beneficiary of such confidentiality agreement and (ii) any other disclosure of Confidential Information to any prospective investor shall be subject to the prior consent of the Company, both as to the Confidential Information to be disclosed and the identity of the intended recipient, such consent not to be unreasonably withheld or delayed. The Parent and the Purchaser will be responsible for any breach of this Section 4.2 by their Representatives.

          (c) In the event that the Parent or the Purchaser or any of their Representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, the Parent or the Purchaser shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Section 4.2. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions hereof, the Parent or the Purchaser agree to furnish only that portion of the Confidential Information which the Parent or the Purchaser are advised by counsel is legally required and to exercise commercially reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

          (d) The term "Confidential Information" does not include any information that the Parent or the Purchaser can demonstrate that (i) at the time of disclosure or thereafter is generally available to the public (other than as a result of its disclosure directly or indirectly by the Parent or the Purchaser or their Representatives), or (ii) was available to the Parent or the Purchaser on a non-confidential basis from a source other than the Company or its advisors, provided that such source confirms to the Parent or the Purchaser in writing that such source is not and was not bound by a confidentiality agreement regarding the Company.

          (e) If this Agreement is terminated pursuant to Article VI, the Parent and the Purchaser will promptly return to the Company any and all copies of the Confidential Information in their possession or in the possession of their Representatives, and the Parent or the Purchaser and their Representatives will promptly destroy all copies of any analyses, compilations, studies or other documents prepared by or for the Parent or the Purchaser which reflect or contain any Confidential Information, except for any of the foregoing which Parent or its counsel deems advisable to retain in connection with pending or future litigation, provided that such
                                                        -------------
Confidential Information is retained by the Parent's counsel and only for so long as considered advisable in light of any pending or future litigation.

          (f) The provisions of paragraphs (a)-(e) above supersede the provisions of paragraphs 1, 3, 4 and 5 of the July Agreement (as defined in Section 6.2).

          (g) No investigation pursuant to this Section 4.2 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

     4.3  Proxy Statement.
          ---------------

          (a) Promptly after execution and delivery of this Agreement, the Company shall prepare and shall file with the SEC as soon as is reasonably practicable a preliminary Proxy Statement, together with a form of proxy, with respect to the meeting of the Company's stockholders at which the stockholders of the Company will be asked to vote upon and approve this Agreement and the Merger and shall use all reasonable efforts to have the Proxy Statement and form of proxy cleared by the SEC as promptly as practicable, and promptly thereafter shall mail the definitive Proxy Statement and form of proxy to stockholders of the Company. Subject to its fiduciary duties under applicable law, the Proxy Statement shall contain the recommendation of the Board of Directors that the stockholders of the Company vote to adopt and approve the Merger and this Agreement. The term "Proxy Statement" shall mean such proxy or information statement at the time it initially is mailed to the Company's stockholders and all amendments or supplements thereto, if any, similarly filed and mailed.

          (b) The Parent and Purchaser will provide the Company with all information concerning Parent and Purchaser (or their Affiliates) required to be included in, or otherwise reasonably requested by the Company in connection with the preparation of, the Proxy Statement. The information provided and to be provided by Parent, Purchaser and the Company, respectively, for use in the Proxy Statement shall, on the date the Proxy Statement is first mailed to the Company's stockholders and on the date of the Special Meeting (as hereinafter defined), not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such information, in light of the circumstances under which it was provided, not misleading, and the Company, Parent and Purchaser each agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading in any material respect. The Proxy Statement shall comply as to form in all material respects with all applicable requirements of federal securities laws.

     4.4  Meeting of Stockholders of the Company.  Promptly after execution and
          --------------------------------------
delivery of this Agreement, the Company shall take all action necessary, in accordance with the MBCL and its Articles of Organization and Bylaws, to convene a meeting of its stockholders (the "Special Meeting") as promptly as practicable to
                          ---------------
consider and vote upon this Agreement and the Merger. The Company shall use reasonable efforts to solicit from stockholders of the Company proxies in favor of such adoption and approval and to take all other action necessary to secure the vote or consent of stockholders required by the MBCL to effect the Merger. At the Special Meeting, Parent and its direct and indirect Subsidiaries shall vote, or cause to be voted, all of the Shares then owned by Parent and its direct and indirect Subsidiaries in favor of the Merger.

     4.5.  No Solicitation by the Company.
           ------------------------------

          (a) Except as provided in Section 4.5(b), the Company agrees that, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 6.1, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any representative retained by it (including the Company's Financial Advisor) or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate, request or take any other action to facilitate (including by way of furnishing non-public information) any inquiries or the making of any proposal or offer from any third party other than the Parent or its Affiliates regarding any merger, sale of substantial assets, sale or purchase of (or right to sell or purchase) shares of capital stock (other than pursuant to the exercise of stock options outstanding on the date of this Agreement) or similar transactions involving the Company or any of its Subsidiaries (an "Acquisition Proposal") or (ii) participate in any
                             --------------------
discussions or negotiations regarding any Acquisition Proposal; provided,
                                                                --------
however, that if, at any time, the Board of Directors of the Company determines
-------
in good faith, after consultation with and receipt of advice from outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to what the Board of Directors determines, in good faith after consultation with and receipt of advice from outside counsel, is reasonably likely to lead to a Superior Proposal (as defined below) and subject to delivering a Company Notice (as defined in paragraph (c) below) and compliance with the other provisions of paragraph (c) below, following delivery of the Company Notice (x) furnish information with respect to the Company and its Subsidiaries to any Person making such Acquisition Proposal pursuant to a confidentiality agreement entered into between such Person and the Company with terms no less favorable to the Company than those contained in Section 4.2 of this Agreement and (y) participate in discussions or negotiations regarding such Acquisition Proposal. Immediately following the execution and delivery of this Agreement by the parties hereto, the Company will cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted with respect to the foregoing. Promptly following the execution of this Agreement by the parties hereto, the Company will request each Person that has, prior to the date of this Agreement, executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries.

          (b) Except as expressly permitted by this Section 4.5, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement")
                                               -----------------------------
related to any Acquisition Proposal. Notwithstanding the foregoing, if at any time the Board of Directors of the Company determines in good faith, after consultation with and receipt of advice from outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, subject to compliance with paragraph (c) below, the Board of Directors of the Company (x) may withdraw or modify, or propose publicly to withdraw or modify, any approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement and (y) may approve or recommend, or propose publicly to approve or recommend, a Superior Proposal and (z) may cause the Company to enter into a Company Acquisition Agreement related to a Superior Proposal and may terminate this Agreement pursuant to Section 6.1(d) and accept such Superior Proposal.
For purposes of this Agreement, a "Superior Proposal" means any Acquisition
                                   -----------------
Proposal providing for the merger of the Company or the acquisition of all or substantially all of the capital stock or assets of the Company which (i) the Board of Directors of the Company determines in good faith is reasonably likely to be consummated, taking into account the Person making the proposal and all legal, financial and regulatory aspects of the proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, and (ii) the Board of Directors determines in good faith (after consultation with and based upon the advice of its outside financial advisors) would, if consummated, result in a more favorable transaction to the Company's stockholders than the transaction contemplated by this Agreement. Notwithstanding the existence of one or more Superior Proposals or anything in this Section 4.5 to the contrary, the Stockholder Agreement and Company Option Agreement shall remain in full force and effect in accordance with their terms.

          (c) In addition to the obligations of the Company as set forth in paragraphs (a) and (b) of this Section 4.5, the Company shall advise the Purchaser orally and in writing of any request for non-public information, any Acquisition Proposal, including all of the material proposed terms of such Acquisition Proposal, the identity of the third party, or any decision by the Company to take any of the actions permitted in clauses (x) or (y) of paragraph
(a) above (with any such notice referred to as a "Company Notice").  Any such
                                                  --------------
Company Notice will be delivered promptly after (and in no event later than 48 hours after) receipt of any request for non-public information or of any Acquisition Proposal and prior to the Company taking any of the actions permitted in clauses (x) or (y) of paragraph (a) above. In addition, in the event the Company intends to enter into a Company Acquisition Agreement relating to a Superior Proposal, the Company will deliver a Company Notice at least 48 hours prior to entering into such Company Acquisition Agreement, which Company Notice will identify the third party and the material proposed terms of such Superior Proposal. Subject to confidentiality agreement requirements imposed by any such third party and which the Board of Directors determines in good faith, after consultation with and receipt of advice from outside counsel, are necessary to enter into in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, the Company will keep the Purchaser reasonably informed of the status of any such request or Acquisition Proposal and will update the information required to be provided in the Company Notice upon the request of the Purchaser.

          (d) Nothing in this Section 4.5 is intended or shall be construed to prevent (i) the Board of Directors of the Company from taking, and disclosing to the Company's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to any tender offer and (ii) from pursuing or negotiating any Strategic Relationship, subject to compliance with Section 4.1(b).

     4.6  Public Announcements.  Parent and Purchaser on the one hand and the
          --------------------
Company on the other hand will consult with each other before, and obtain the other party's consent with respect to, issuing any press release, any filing with the SEC on Form 8-K or otherwise making any public statements with respect to this Agreement or the Merger or the other transactions contemplated hereby, and shall not issue any such press release, SEC Form 8-K filing or make any such public statement prior to such consultation and consent, except to the extent that compliance with legal requirements requires a party to issue a press release or public announcement or make an 8-K filing without such consultation and consent. Any consent required pursuant to the preceding sentence shall not be unreasonably withheld or delayed. This Section 4.6 shall supersede any conflicting provisions in the July Agreement.

     4.7  Notification of Certain Matters.
          -------------------------------

          (a) The Company shall give prompt notice (which notice shall state that it is delivered pursuant to Section 4.7 of this Agreement) in writing to Purchaser, and Parent and Purchaser shall give prompt notice in writing to the Company, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect as of the time such representation or warranty is made and (ii) any material failure of the Company, Parent or Purchaser, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

          (b) The Company shall give prompt notice in writing (which notice shall state that it is delivered pursuant to Section 4.7 of this Agreement) to Purchaser of any occurrence that has had or may reasonably be expected to have a Material Adverse Effect, other than changes relating to or arising out of the economy in general or the industries of the Company and its Subsidiaries in general and not specifically relating to the Company or any of its Subsidiaries.

          (c) No failure of the Company to provide notice as required under this Section 4.7 shall be deemed a breach of covenant for purposes of Section 5.2(c) unless such failure results in a material prejudice to Parent and Purchaser. No failure of the Parent and the Purchaser to provide notice as required under this Section 4.7 shall be deemed a breach of covenant for purposes of Section 5.3(b) unless such failure results in a material prejudice to the Company.

     4.8  Officers' and Directors' Indemnification; Insurance.
          ---------------------------------------------------

          (a) The Purchaser agrees that for a period ending on the sixth anniversary of the Effective Time, the Surviving Corporation will maintain all rights to indemnification (including with respect to the advancement of expenses incurred in the defense of any action or suit) existing on the date of this Agreement in favor of the present and former directors, officers, employees and agents of the Company as provided in the Company's Articles of Organization and Bylaws, in each case as in effect on the date of this Agreement, and that during such period, neither the Articles of Organization nor the Bylaws of the Surviving Corporation shall be amended to reduce or limit the rights of indemnity afforded to the present and former directors, officers, employees and agents of the Company, or the ability of the Surviving Corporation to indemnify them, nor to hinder, delay or make more difficult the exercise of such rights or indemnity or the ability to indemnify.

          (b) The Purchaser agrees to indemnify and to cause the Surviving Corporation to indemnify to the fullest extent permitted under its Articles of Organization, its Bylaws and applicable law the present and former directors, officers, employees and agents of the Company against all losses, damages, liabilities or claims made against them arising from their service in such capacities prior to and including the Effective Time, to at least the same extent as such persons are currently permitted to be indemnified pursuant to the Company's Articles of Organization and Bylaws, for a period ending on the sixth anniversary of the Effective Time.

          (c) Should any claim or claims be made against any present or former director, officer, employee or agent of the Company, on or prior to the sixth anniversary of the Effective Time, arising from such person's service as such at any time prior to the Effective Time, the provisions of this Section 4.8 respecting the Articles of Organization and Bylaws and the obligation of indemnity of the Surviving Corporation shall continue in effect until the final disposition of all such claims.

          (d) The Purchaser agrees that in the event that the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations of the Surviving Corporation, set forth in this Section 4.8.

          (e) The provisions of this Section 4.8 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and such party's heirs and representatives.

          (f) The Purchaser will cause to be maintained for a period of six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all
                                                   -------------
persons who are directors and officers of the Company on the date of this Agreement, so long as such insurance is available on commercially reasonable terms and the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the date of this Agreement (the "Maximum Premium").
                                                              ---------------
If the existing D&O Insurance expires, is terminated or cancelled during such six-year period, the Purchaser will use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance.

     4.9  Additional Agreements.
          ---------------------

          (a) Subject to the terms and conditions hereof, each of the parties to this Agreement agrees to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including consummation of the Merger) and to cooperate with each other in connection with the foregoing.

          (b) Subject to the terms and conditions hereof, each of the parties to this Agreement agrees to use commercially reasonable efforts to: (i) obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, licenses and other contracts, (ii) obtain all necessary consents, approvals and authorizations as required to be obtained under any federal, state or foreign law or regulations, including, but not limited to, those required under the HSR Act and those referred to in Section 4.14, (iii) defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act and submissions of information requested by Governmental Entities, and (vi) fulfill all conditions to this Agreement.

     4.10  Company Indebtedness.  Prior to the Effective Time, the Company shall
           --------------------
cooperate with Purchaser in taking such actions requested by the Purchaser as are reasonably appropriate or necessary in connection with the redemption, prepayment, modification, satisfaction or elimination at or promptly after the Effective Time of any outstanding Indebtedness of the Company or any of its Subsidiaries, including contacting lenders for pay-off letters and lien discharges.

     4.11  Other Actions by the Company.  If any "fair price," "moratorium,"
           ----------------------------
"control share acquisition," "shareholder protection" or other form of anti-takeover statute, regulation or charter provision or contract is or shall become applicable to the Merger or the transactions contemplated hereby, the Company and the Board of Directors of the Company shall, promptly upon the request of the Purchaser, grant such approvals and take such actions as are necessary under such laws and provisions so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute, regulation, provision or contract on the transactions contemplated hereby.

     4.12  Litigation Cooperation.  Promptly upon execution of this Agreement
           ----------------------
and until the Effective Time, each of the Company, Parent and Purchaser shall cooperate with each other in connection with any litigation by a third party arising out of or in connection with this Agreement or any of the transactions contemplated by this Agreement.

     4.13  Future Filings.  The Company will deliver to the Purchaser as soon as
           --------------
they become available true and complete copies of any report or statement mailed by it to its stockholders generally or filed by it with the SEC subsequent to the date of this Agreement and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by the Parent or the Purchaser, as to which the Company makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply as to form in all material respects with all applicable requirements of law. The consolidated financial statements of the Company to be included in such reports and statements (excluding any information therein provided by the Parent or the Purchaser, as to which the Company makes no representation) will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except (i) as otherwise indicated in such financial statements and the notes thereto or (ii) in the case of unaudited interim statements, to the extent permitted under Form 10-Q under the Exchange Act) and will present fairly the consolidated financial position, results of operations and cash flows of the Company as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments). The Parent shall deliver to the Company as soon as they become available, true and complete copies of any report or statement mailed by it to the Company's stockholders generally or filed by it with the SEC subsequent to the date of this Agreement and prior to the Effective Time.

     4.14  Alcoholic Beverage Licenses.  (a) Each party agrees to cooperate and
           ---------------------------
use commercially reasonable efforts to obtain the Regulatory Consents required from Governmental Entities in order for the Alcoholic Beverage Licenses to remain in full force and effect upon consummation of the Merger.

     (b) Without limiting the generality of paragraph (a) above, the Parent and the Purchaser will as promptly as practicable prepare the filings and requests for approvals set forth in Exhibit D hereto, at the direction of the Parent and
                           ---------
Purchaser the Company will sign such filings and requests (subject to the Company's approval, not to be unreasonably withheld or delayed), the Parent and Purchaser will file such filings and requests and the Parent, Purchaser and the Company will proceed diligently to obtain the Regulatory Consents that are required to be obtained prior to consummation of the Merger as indicated on Exhibit D (the "Pre-Closing License Approvals"). The Parent, Purchaser and the
---------       -----------------------------
Company acknowledge that Exhibit D does not purport to list all of the Producer
                         ---------
Approvals (as defined in Article VII).

     (c) The Parent will give the Company written notice promptly after becoming aware of the occurrence of any Special Regulatory Event. No failure of the Parent to provide notice as required under this Section 4.14(c) shall be deemed a breach of covenant for purposes of Section 5.3(b) unless such notice was delivered more than ten (10) business days after the Parent became aware of such Special Regulatory Event.

     4.15  Company Actions Relating to Tax Matters.  Without the prior consent
           ---------------------------------------
of Purchaser (which shall not be unreasonably withheld or delayed and which shall be deemed given if there is no response within five business days of a request for consent), neither the Company nor any Subsidiary shall make or change any election, request permission of any Tax authority to change any accounting method, file any amended Tax return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company or its Subsidiaries, surrender any right to claim a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or its Subsidiaries, if any such election, adoption, change, amendment, agreement, settlement, surrender or consent would have the effect of materially increasing the Tax liability of the Company, any Subsidiary, or the Surviving Corporation (or Parent).

     4.16  Financing.  The Parent will not waive or amend the Financing
           ---------
Agreements in any material respect without the prior written consent of the Company. The Parent will perform in all material respects its obligations under the Financing Agreements. The Parent will enforce its rights under the Financing Agreements and will contribute to Purchaser the proceeds thereof to the extent required by Purchaser to fulfill its obligations under this Agreement.

     4.17  Up Front Payment.  Simultaneously with the execution and delivery of
           ----------------
this Agreement, the Parent has paid the Company $1,250,000 (the "Payment").  The
                                                                 -------
Parent and the Purchaser acknowledge that the Company will use the Payment for its general corporate expenses, subject to compliance with the other provisions of this Article IV. The Parent and Purchaser further acknowledge that the Payment is not refundable except as provided in Section 6.3(c). The Company acknowledges and agrees that it will refund the Payment under the circumstances and at the time set forth in Section 6.3(c).

     4.18  Institutional Investor Agreement.  The Company hereby agrees to
           --------------------------------
comply with the provisions of Section 12.02 of the Institutional Investor Agreement.

                                   ARTICLE V

                             CONDITIONS OF MERGER

     5.1  Conditions to the Obligations of Each Party to Effect the Merger.  The
          ----------------------------------------------------------------
respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

          (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company.

          (b) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (c) No temporary restraining order, preliminary or permanent injunction, judgment or other order, decree or ruling nor any statute, rule, regulation or order shall be in effect which would make the acquisition or holding by Parent or its Affiliates of Shares or shares of Common Stock of the Surviving Corporation illegal or otherwise prevent the consummation of the Merger.

     5.2  Conditions Precedent to Parent's and Purchaser's Obligations.  Parent
          ------------------------------------------------------------
and Purchaser shall be obligated to perform the acts contemplated for performance by them under Article I only if each of the following conditions is satisfied at or prior to the Closing Date, unless any such condition is waived in writing by Parent and Purchaser:

          (a)  The representations and warranties of the Company set forth in
Article 2 (other than Section 2.3(a)) shall be true and correct in all material respects (without giving duplicative effect to any materiality qualification contained in the applicable representation or warranty) as of the Closing Date with the same force and effect as though made again at and as of the Closing Date, except for any representations and warranties that address matters only as of a particular date (which shall remain true and correct in all material respects (without giving duplicative effect to any materiality qualification contained in the applicable representation or warranty) as of such date).

          (b)  The representations and warranties of the Company set forth in
Section 2.3(a) shall be true and correct in all respects as of the Closing Date with the same force and effect as though made again at and as of the Closing Date, except for any representations and warranties that address matters only as of a particular date (which shall remain true and correct in all respects as of such date).

          (c) The Company shall have performed and complied (i) in all respects with its covenants under Sections 4.1(a)(ii) and 4.1(a)(iii) and (ii) in all material respects (without giving duplicative effect to any materiality qualification contained in the applicable obligation) with all other covenants and agreements contained in this Agreement required to be performed or complied with by it on or before the Closing Date.

          (d) Since the date of this Agreement, there shall not have been the occurrence of any event or condition that has had or would reasonably be expected to have a Material Adverse Effect other than changes relating to or arising out of the economy in general or the industries of the Company and its Subsidiaries in general and not specifically relating to the Company or any of its Subsidiaries.

          (e) The Company shall have executed and delivered to Purchaser and Parent at and as of the Closing a certificate, duly executed by the Company's President and Chief Financial Officer, in form and substance reasonably satisfactory to Parent and Parent's counsel, certifying that to such officers' knowledge, the conditions specified in (a), (b), (c) and (d) have been satisfied.

          (f) The Company and the Purchaser shall have obtained the Pre-Closing License Approvals referred to in Section 4.14.

          (g)  There shall not have occurred a Special Regulatory Event.

          (h) The Company shall have obtained the third party consents listed in Section 5.2(h) of the Company Disclosure Letter.

          (i) The Company shall have resolved certain outstanding regulatory issues as provided in Section 5.2(i) of the Company Disclosure Letter.

     5.3  Conditions to Obligations of the Company.  The Company shall be
          ----------------------------------------
obligated to perform the acts contemplated for performance by it under Article I only if each of the following conditions is satisfied at or prior to the Closing Date, unless any such condition is waived in writing by the Company:

          (a) The representations and warranties of the Parent and Purchaser set forth in Article 3 shall be true and correct in all material respects (without giving duplicative effect to any materiality qualification contained in the applicable representation or warranty) as of the Closing Date with the same force and effect as though made again at and as of the Closing Date, except for any representations and warranties that address matters only as of a particular date (which shall remain true and correct in all material respects (without giving duplicative effect to any materiality qualification contained in the applicable representation or warranty) as of such date).

          (b) The Parent and Purchaser shall have performed and complied in all material respects (without giving duplicative effect to any materiality qualification contained in the applicable obligation) with all covenants and agreements contained in this Agreement required to be performed or complied with by them on or before the Closing Date.

          (c) The Parent and Purchaser shall have executed and delivered to the Company at and as of the Closing a certificate, duly executed by the Parent's and Purchaser's Presidents and Chief Financial Officers, in form and substance reasonably satisfactory to the Company and the Company's counsel, certifying that to such officers' knowledge, the conditions specified in (a) and (b) have been satisfied.

                                  ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

     6.1  Termination.  This Agreement may be terminated, at any time prior to
          -----------
the Effective Time, whether before or after approval by the stockholders of the
Company:

          (a) by mutual written agreement of the Boards of Directors of Purchaser and the Company; or

          (b)  by either Purchaser or Company:

               (i) if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

               (ii) if there has been a material breach by the other party of any representation, warranty, covenant or agreement set forth in this Agreement unless such breach is capable of being cured and is cured prior to the Closing Date, except with respect to any breach of Section 4.5, which must be cured within five (5) days after written notice from the Purchaser specifying such breach;

          (c) by Purchaser, if the Board of Directors of the Company or any committee thereof shall have approved or recommended an Acquisition Proposal by a third party, or withdrawn or modified in a manner adverse to Parent or Purchaser its approval or recommendation of this Agreement or the transactions contemplated hereby, or failed to include in the Proxy Statement to its stockholders such recommendation (including the recommendation that the stockholders of the Company vote in favor of the Merger); or publicly resolved to do any of the foregoing;

          (d) by the Company, pursuant to Section 4.5, in the event the Company has complied with all the provisions of Section 4.5 and has determined to accept a Superior Proposal; provided that (A) at the time of terminating this Agreement
                     -------------
pursuant to this Section 6.1(d), the Company pay the Break-Up Fee referred to in
Section 6.3(b) and refund the Payment as provided in Section 6.3(c), (B) the Company shall have provided Purchaser with forty-eight (48) hours' prior written notice of the Company's decision to so terminate (the "Company Termination
                                                       -------------------
Notice"); and (C) the Stockholder Agreement and the Company Option Agreement
------
shall remain in full force and effect in accordance with their terms. The Company Termination Notice shall indicate in reasonable detail the terms and conditions of such Superior Proposal, including, without limitation, the amount and form of the proposed consideration and whether such Superior Proposal is subject to any material conditions;

          (e) by either the Company or the Purchaser in the event the Effective Time has not occurred by January 31, 2000; provided that in the event by
                                           -------------
January 31, 2000 at least 66 2/3 % of the Pre-Closing License Approvals have been obtained by the Parent and the Parent, after consultation with its regulatory counsel, reasonably believes that the remaining Pre-Closing License Approvals will be obtained by February 29, 2000, then at the request of the Parent this January 31, 2000 outside date will be extended to February 29, 2000; provided that as a condition to such extension the Parent and the Purchaser
-------- ----
waive the conditions set forth in Section 5.2(a), Section 5.2(d) and Section 5.2(e) (as it relates to Sections 5.2(a) and (d)), and confirm in writing that, except as otherwise noted, as of the date of such extension they are not aware of (x) any fact or circumstances that would then permit them to terminate this Agreement pursuant to any provision of this Section 6.1 or (y) any fact or circumstance, other than the receipt of such pending Pre-Closing License Approvals, that would cause the conditions set forth in Section 5.2 to not be fulfilled.

          (f) by the Company if the Financing Agreements have been terminated unless, on or before December 28, 1999, the Parent and Purchaser have obtained binding equity commitments in at least the same amount and in a form and from financing sources reasonably satisfactory to the Company (the "New Commitments")
                                                               ---------------
and the Parent and the Purchaser have waived the condition set forth in Section 5.2(g) and their termination right pursuant to Section 6.1(g);

          (g) by the Purchaser, in the event a Special Regulatory Event occurs; and

          (h) by the Company, in the event a Special Regulatory Event occurs unless on or before December 28, 1999 the Parent and Purchaser have provided New Commitments and have waived the condition set forth in Section 5.2(g) and their termination right pursuant to Section 6.1(g).

     6.2  Procedure and Effect of Termination.  In the event of the termination
          -----------------------------------
of this Agreement by the Company or Purchaser or both of them pursuant to
Section 6.1, the terminating party shall provide written notice of such termination to the other party and this Agreement shall forthwith become void and there shall be no liability on the part of Parent, Purchaser or the Company, except as set forth in this Section 6.2 and in Sections 4.2(b)-(f) and 6.3 of this Agreement. The foregoing shall not relieve any party for liability for damages actually incurred as a result of any breach of this Agreement. Sections 4.2(b)-(f), 6.2, 6.3, 6.4 and Article VIII of this Agreement shall survive the termination of this Agreement. In addition, the provisions of paragraph 9 of the letter agreement, dated July 12, 1999, among Liquid Experience LLC, Combined Properties,

Inc. and the Company (as amended to date, the "July Agreement") shall survive
                                               --------------
the termination of this Agreement and the Parent and Purchaser agree to be bound by such provisions.

     6.3  Fees and Expenses.  (a) Except as otherwise provided in this Agreement
          -----------------
and whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses. The Parent and the Purchaser understand and agree that, subject to compliance by the Company with the provisions of Section 4.1, the Company will pay at or before the Closing its financial advisory, legal and accounting expenses, including without limitation all amounts owed to the Company's Financial Advisor pursuant to the Lehman Engagement Letter (subject to the limits set out in Section 4.1).

          (b) In the event that the Purchaser terminates this Agreement pursuant to Section 6.1(c) or the Company terminates this Agreement pursuant to
Section 6.1(d), then the Company shall pay to the Purchaser the amount of $1,250,000 as reimbursement of the Purchaser's and Parent's expenses and as liquidated damages (the "Break-Up Fee"). Any such payment shall be made within
                         ------------
three (3) business days after a termination pursuant to Section 6.1(c) or at the time of any termination pursuant to Section 6.1(d).

          (c) In the event that the Purchaser terminates this Agreement pursuant to Section 6.1(g) or the Company terminates this Agreement pursuant to
Section 6.1(h), the Company's retention of the Payment will be considered liquidated damages and the Company will have no further recourse with respect to such termination. In the event that the Company terminates this Agreement pursuant to Section 6.1(d), then in addition to the Break-Up Fee the Company will refund the entire Payment to the Purchaser at the time of any termination pursuant to Section 6.1(d).

     6.4  Initial Equity Proceeds.  The Purchaser agrees that in the event of
          -----------------------
any termination of this Agreement pursuant to Section 6.1(b), (e) or (f), the Purchaser will retain the Initial Equity Proceeds for a period of thirty days after the effective date of the termination of this Agreement (the "Release
                                                                    -------
Date") and if prior to the Release Date the Company has asserted in writing any
----
claim of any breach of this Agreement by the Parent or the Purchaser, specifying the amount of damages caused by such breach, the Parent will retain or cause the Purchaser to retain the Initial Equity Proceeds in an amount equal to 125% of the amount of such alleged damages, but in no event more than the remaining Initial Equity Proceeds (the "Required Amount"), unless RSH, in exchange for the
                              ---------------
transfer of the remaining Initial Equity Proceeds to him or an Affiliate, (i) agrees to guarantee the obligations of the Parent and Purchaser under this Agreement, up to the amount of the Initial Equity Proceeds distributed to such Person, and (ii) at the time of such guarantee, RSH delivers to the Company personal financial statements evidencing a net worth of at least three (3) times the Required Amount.

     6.5  Amendment.  This Agreement may be amended by each of the parties by
          ---------
action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that (i) such amendment shall be in
                    -----------------
writing signed by all of the parties, and (ii) after adoption of this Agreement and the Merger by the stockholders of the Company, no amendment may be made without the further approval of the stockholders of the Company to the extent such approval is required by applicable law.

     6.6  Waiver.  Subject to the requirements of applicable law, at any time
          ------
prior to the Effective Time, whether before or after the Special Meeting, any party hereto, by action taken by its Board of Directors, may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer of such party. Notwithstanding the above, any waiver given shall not apply to any subsequent failure of compliance with agreements of the other party or conditions to its own obligations.


                                  ARTICLE VII
                                  -----------

                                  DEFINITIONS

     As used herein the following terms not otherwise defined have the following respective meanings:

     "Affiliate" means, with respect to any specified Person, any other Person
      ---------
that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. As used in this definition the term "control" (including the terms "controlled by" and
                             -------                        -------------
"under common control with") means, with respect to the relationship between or
--------------------------
among two or more Persons, the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "Indebtedness" means (i) all indebtedness of the Company or any of its
      ------------
Subsidiaries for borrowed money, whether current or funded, or secured or unsecured, (ii) all indebtedness of the Company or any of its Subsidiaries for the deferred purchase price of property or services represented by a note or other security, (iii) all indebtedness of the Company created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or any of its Subsidiaries (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all indebtedness of the Company or any of its Subsidiaries secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (v) all obligations under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which the Company or any of its Subsidiaries is liable as lessee,
(vi) any liability of the Company or any of its Subsidiaries in respect of banker's acceptances or letters of credit, and (vii) all indebtedness referred to in clause (i), (ii), (iii), (iv), (v) or (vi) above which is directly or indirectly guaranteed by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

     "Material Adverse Effect" means any material adverse effect on the
      -----------------------
business, properties, assets, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

     "Person" means any corporation, association, partnership, limited liability
      ------
company, organization, business, individual, government or political subdivision thereof or governmental agency.

     "Producer Approvals" means the regulatory approvals, registrations,
      ------------------
permits, licenses, authorizations, waivers or consents required under state and local alcoholic beverage control laws for the Institutional Investor to be permitted to consummate both its financing for the Purchaser as contemplated by the Institutional Investor Agreement and its financing for the Producer (as defined below in "Special Regulatory Event") as contemplated by the
                  ------------------------
Institutional Investor Agreement.

     "Special Regulatory Event" means (i) the failure to obtain one or more of
      ------------------------
the Pre-Closing License Approvals because of the proposed investment by the Institutional Investor in a manufacturer of alcoholic beverages (the "Producer")
                                                                      --------
on the terms set forth on Exhibit A to the Institutional Investor Agreement or
                          ---------
(ii) the determination by the Institutional Investor that, even if it has made or would make commercially reasonable efforts to do so, it will not be able to obtain all of the Producer Approvals.

     "Subsidiary" means, with respect to any Person, any corporation a majority
      ----------
(by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

     "Tax" or "Taxes" means any federal, state, local, or foreign income, gross
      ---  --  -----
receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.


                                 ARTICLE VIII

                                 MISCELLANEOUS

     8.1  Severability.  If any term or other provision of this Agreement is
          ------------
invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     8.2  Notices.  All notices and other communications given or made pursuant
          -------
hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if sent via telecopier or delivered personally (including, without limitation, delivery by commercial carrier warranting next-day delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by similar notice, except that notices of changes of address shall be effective upon receipt):

          (a)  If to Company:

               960 Turnpike Street
               Canton, MA  02021
               Attention:  President
               Telecopier No.:  781-575-0102

               With copies to:

               Ropes & Gray
               One International Place
               Boston, MA  02110
               Attention:   Patrick Diaz and
                            Mark Nuccio
               Telecopier No.: (617) 951-7050

          (b)  If to Parent or Purchaser:

               c/o Combined Properties, Inc.
               1899 L Street, N.W.
               Ninth Floor
               Washington, D.C.  20036

               Attention:  David J. Roodberg
               Telecopier No.:  (202) 833-3013

               With copies to:

               Bingham Dana LLP
               150 Federal Street
               Boston, Massachusetts 02110
               Attention:  John R. Utzschneider
               Telecopier No.: (617) 951-8736

     8.3  Headings.  The headings contained in this Agreement are for reference
          --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.4  Representations and Warranties, etc.  The respective representations
          -----------------------------------
and warranties of the Company, Parent and Purchaser contained herein shall survive until, and shall expire with, and be terminated and extinguished upon the earlier to occur of (a) the termination of this Agreement pursuant to
Section 6.1 and (b) the Closing Date. This Section 8.4 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the consummation of the Merger.

     8.5  Miscellaneous.  This Agreement, the documents delivered pursuant
          -------------
hereto or in connection herewith and the July Agreement (i) constitute the entire agreement and supersede all other prior agreements and undertakings, both written and oral (including, without limitation, any agreement or proposed agreement relating to the timing of execution of this Agreement and the payment of any amount in connection therewith), among the parties, or any of them, with respect to the subject matter hereof, (ii) are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, other than Section 4.8 (which is intended for the benefit of the present and former directors, officers, employees and agents of the Company and may be enforced by any such indemnified persons), (iii) the Purchaser and the Parent may assign this Agreement to their lenders as collateral security; provided, however, that
                                                        -----------------
no such assignment shall relieve the assignor of its obligations hereunder, and
(iv) shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to choice of law rules). This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

     8.6  Nature of Obligation.  All obligations of the Parent and Purchaser in
          --------------------
this Agreement are joint and several, whether or not so expressed.

     IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      LIQUID HOLDINGS INC.

                                      By: /s/ Ronald S. Haft
                                         -------------------------------------
                                          Name:  Ronald S. Haft
                                          Title: President


                                      LIQUID ACQUISITION CORP.

                                      By: /s/ Ronald S. Haft
                                         -------------------------------------
                                          Name:  Ronald S. Haft
                                          Title: President

                                      By: /s/ David J. Roodberg
                                         -------------------------------------
                                          Name:  David J. Roodberg
                                          Title: Executive Vice President
                                                   and Treasurer


                                      GEERLINGS & WADE, INC.


                                      By: /s/ Jay L. Essa
                                         -------------------------------------
                                          Name:  Jay L. Essa
                                          Title: President

                                      By: /s/ David R. Pearce
                                         -------------------------------------
                                          Name:  David R. Pearce
                                          Title: Vice President and Treasurer

                                                                       EXHIBIT A


                             STOCKHOLDER AGREEMENT
                             ---------------------

     THIS STOCKHOLDER AGREEMENT (this "Agreement") is made and entered into as
                                       ---------
of September 27, 1999, by and among Liquid Holdings Inc., a Delaware corporation ("Parent"), Huib Geerlings ("Mr. Geerlings") and Phillip D. Wade ("Mr. Wade,"
  ------                     --- ---------                         --- ----
and together with Mr. Geerlings, the "Stockholders," and each singly, a
                                      ------------
"Stockholder").
 -----------

     WHEREAS, the Stockholders desire that Parent, Liquid Acquisition Corp., a Massachusetts corporation and wholly owned subsidiary of Parent ("Sub"), and
                                                                  ---
Geerlings & Wade, Inc., a Massachusetts corporation (the "Company"), enter into
                                                          -------
an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of
                              ----------------
Sub with and into the Company (the "Merger"); and
                                    ------

     WHEREAS, the Stockholders are executing this Agreement as an inducement to Parent to enter into and execute, and to cause Sub to enter into and execute, the Merger Agreement;

     NOW, THEREFORE, in consideration of the execution and delivery by Parent and Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. Representations and Warranties. Each Stockholder represents and warrants to Parent as follows:

          (a) The Stockholder is the record and beneficial owner of the number of shares (the "Stockholder's Shares") of capital stock, $0.01 par value,
                     --------------------
     of the Company ("Company Capital Stock") set forth below such Stockholder's
                      ---------------------
     name on the signature page hereof. The Stockholder's Shares of Mr. Wade are subject to a Pledge Agreement dated July 27, 1997 (the "Pledge
                                                                 ------
     Agreement") between the Stockholder and BankBoston, N.A.  This Agreement
     ---------
     has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application respecting creditors' rights and by general equitable principles. In the case of Mr. Wade, Mr. Wade has delivered to the Parent a true and correct copy of the Pledge Agreement as in effect on the date hereof.

          (b) Except for the obligations of Mr. Wade pursuant to the Pledge Agreement, neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or bound or to which the Stockholder's Shares are subject. If the Stockholder is married and the Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms. Consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Stockholder or the Stockholder's Shares.

          (c) Except for the security interest in the Stockholder's Shares of Mr. Wade under the Pledge Agreement, the Stockholder's Shares and the certificates representing the Stockholder's Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, security interests, proxies, voting trusts or voting agreements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          (d) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

          (e) The Stockholder understands and acknowledges that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder acknowledges that the irrevocable proxy set forth in
     Section 4 and, in the case of Mr. Geerlings only, the option in Section 5, are granted in consideration for the execution and delivery of the Merger Agreement by Parent and Sub.

     2. Voting Agreements. Each Stockholder agrees with, and covenants to, Parent as follows:

          (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Stockholders' Meeting"), the Stockholder shall vote (or cause to be voted)
     ----------------------
     the Stockholder's Shares in favor of the Merger, the execution and delivery by Company of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

          (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Stockholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or (ii) any amendment of the Company's Articles of Organization or Bylaws or other proposal or transaction involving the Company or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").
                                                   ---------------------
     3.   Covenants.

          (a) Mr. Geerlings agrees with and covenants to Parent, and Parent agrees with and covenants to Mr. Geerlings, that, in the event of the exercise of the Option pursuant to the terms hereof, Mr. Geerlings shall cooperate with the Company and Parent, and Parent shall cooperate with Mr. Geerlings and the Company, at the request of the Company, in the preparation of any necessary filings with regulatory authorities concerning the Alcoholic Beverage Licenses (as defined in the Merger Agreement), including amendments to existing filings, and any related requests for approvals.

          (b) Except, in the case of Mr. Wade, in accordance with the Pledge Agreement, each Stockholder agrees with, and covenants to, Parent that such Stockholder shall not, except as expressly permitted by Section 4.5 of the Merger Agreement, (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Stockholder's Shares or any interest therein, except pursuant to the Merger; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Stockholder's Shares or any interest therein;
(iii) grant any proxy, power of attorney or other authorization in or with respect to such shares, except for this Agreement; (iv) deposit such shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares; (v) initiate, solicit or request, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to an Acquisition Proposal (as such term is defined in the Merger Agreement); or (vi) in the event of any unsolicited proposed Acquisition Proposal, engage in negotiations with or discussions with, or provide any information or data to, any person or entity (other than Parent, any of its affiliates or representatives) relating to any Acquisition Proposal; provided,
                                                                     ---------
that the Stockholder may transfer (as defined above) any of the Stockholder's
----
Shares to any other person or entity who is on the date hereof, or to any family member of a person or to any charitable institution which prior to the Stockholders Meeting and prior to such transfer becomes, a party to this Agreement bound by all the obligations of the "Stockholder" hereunder.

     4.   Grant of Irrevocable Proxy; Appointment of Proxy.

          (a) Each Stockholder hereby irrevocably grants to, and appoints, Parent and Ronald S. Haft, Chief Executive Officer of Parent, and David J. Roodberg, Chief Financial Officer of Parent, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Stockholder's Shares, or grant a consent or approval in respect of the Stockholder's Shares (i) in favor of the Merger, the execution and delivery of the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, and (ii) against any Competing Transaction.

          (b) Each Stockholder represents that any proxies heretofore given in respect of the Stockholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

          (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 41 of the Massachusetts Business Corporation Law.

     5. Option to Acquire Shares. In the event that the Merger Agreement is terminated by the Sub in accordance with Section 6.1(c) of the Merger Agreement or by the Company in accordance with Section 6.1(d) of the Merger Agreement, at the option of the Parent, Mr. Geerlings shall sell to the Parent or an Affiliate (as defined in the Merger Agreement) of the Parent that number of Stockholder's Shares of Mr. Geerlings set forth on the signature page hereof (the "Option
                                                                     ------
Shares"), at a purchase price equal to the Per Share Merger Consideration (as
------
defined in the Merger Agreement). This right of the Parent to acquire shares of Company Capital Stock is sometimes referred to in this Agreement as the "Option"
                                                                         ------
and the entity purchasing such shares is sometimes referred to as the "Option
                                                                       ------
Share Purchaser".  In the event that the Parent is entitled to and wishes to
---------------
purchase all or some of the Option Shares, the Parent shall give Mr. Geerlings written notice (the date of which being herein referred to as the "Notice Date")
                                                                   ------ ----
within fifteen (15) days of the termination of the Merger Agreement specifying
(i) the total number of Option Shares it will purchase, and (ii) a place and date not earlier than three (3) business days nor later than sixty (60) business days from the Notice Date for the closing of such purchase (the "Closing");
                                                                 -------
provided that if prior notification to or approval of any
--------
regulatory agency is required in connection with such purchase, the Parent and Mr. Geerlings shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed; and provided further, that the Parent may, in the written notice
             --------------------
referred to above, make the sale and purchase of the Option Shares and other securities referred to above contingent on the occurrence of the consummation of the transaction that is the subject of the Acquisition Proposal (as defined in the Merger Agreement) or Superior Proposal (as defined in the Merger Agreement) relating to any termination pursuant to Section 6.1(c) or Section 6.1(d) of the Merger Agreement, in which case (i) the Parent may defer the sale and purchase referred to above up to the time immediately prior to the consummation of such other transaction and (ii) such Option shall expire on the one year anniversary of the termination of the Merger Agreement. The term "business day" for purposes
                                                      ------------
of this Agreement means any day, excluding Saturdays, Sundays and any other day that is a legal holiday in the Commonwealth of Massachusetts or a day on which banking institutions in the Commonwealth of Massachusetts are authorized by law or executive order to close. At the Closing, the Option Share Purchaser shall pay to Mr. Geerlings the aggregate purchase price for the Option Shares purchased from Mr. Geerlings pursuant to this Section 5 in immediately available funds by a wire transfer to a bank account designated by Mr. Geerlings. At such Closing, simultaneously with the delivery of immediately available funds as provided in this Section 5, Mr. Geerlings shall deliver to the Option Share Purchaser the certificate or certificates representing the number of Option Shares being sold at such Closing and any other documents reasonably requested by the Parent to effect the transfer of the Option Shares from Mr. Geerlings to the Parent.

     6. Voting. The Parent agrees that if it or any of its Affiliates acquire any Option Shares pursuant to Section 5 of this Agreement, and if any vote or consent is requested in connection with any Acquisition Proposal or Superior Proposal relating to the termination of the Merger Agreement that caused the Option to become exercisable, then the Option Share Purchaser will vote the Option Shares as directed by Mr. Geerlings.

     7.   Grant of Irrevocable Proxy; Appointment of Proxy.

          (a) The Parent hereby irrevocably grants to, and appoints, the Company and Jay L. Essa, Chief Executive Officer of the Company, and David R. Pearce, Chief Financial Officer of the Company, in their respective capacities as officers of the Company, and any individual who shall hereafter succeed to any such office of the Company, and each of them individually, the proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Option Share Purchaser, to vote the Option Shares, or grant a consent or approval in respect of the Option Shares, as provided in Section 6.

          (b) The Parent represents that any proxies heretofore given in respect of the Option Shares are not irrevocable, and that any such proxies are hereby revoked.

          (c) The Parent hereby affirms that the irrevocable proxy set forth in this Section 7 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Parent and any other Option Share Holder under this Agreement. The Parent hereby further affirms that the irrevocable proxy is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. The Parent hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 41 of the Massachusetts Business Corporation Law.

     8. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of any or all of the Stockholder's Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Capital Stock, or the acquisition of additional shares of Company Capital Stock or other voting securities of the Company by any Stockholder, the number of the Stockholder's Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Capital Stock or other voting securities of Company issued to or acquired by the Stockholder. In addition, each Stockholder agrees that in the event that Mr. Wade enters into an agreement with Parent, at any time after the date hereof and prior to the closing under the Merger Agreement, pursuant to which Mr. Wade grants an option (the "Wade Option") to Parent to purchase Stockholder's Shares of Mr. Wade on
      ---- ------
terms identical to those for the Option granted by Mr. Geerlings hereunder, and either free of the restrictions imposed by the Pledge Agreement or requiring the pledgee under the Pledge Agreement to observe the terms of the Wade Option in a form satisfactory to the Parent, then the number of Stockholder's Shares of Mr. Geerlings subject to the Option hereunder shall be reduced by the number of Stockholder's Shares subject to the Wade Option.

     9. Legends. Each Stockholder agrees that at the request of the Purchaser such Stockholder will place a legend, referring to this Agreement and in a form reasonably satisfactory to the Parent, on the certificates representing such Stockholder's Shares.

     10. Further Assurances. Each Stockholder shall, upon request of Parent, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions hereof and to vest the power to vote the Stockholder's Shares as contemplated by Section 4 in Parent and the other irrevocable proxies described therein at the expense of Parent.

     11. Termination. This Agreement, and all rights and obligations of the parties hereunder shall terminate, and the Option shall expire, upon the termination of the Merger Agreement pursuant to and in accordance with Section 6.1(a), (b), (e), (f), (g) or (h) thereof or upon consummation of the Merger (as defined in the Merger Agreement). In the event of a termination of the Merger Agreement pursuant to Section 6.1(c) or Section 6.1(d) thereof, (i) this Agreement and the rights and obligations of the parties hereunder shall terminate if the Option is not timely exercised pursuant to Section 5, (ii) this Agreement and the rights and obligations of the parties hereunder, other than the Stockholders' obligations under Sections 2, 3(b) and 4, shall survive and remain in full force and effect if the Option is timely exercised pursuant to
Section 5 and (iii) the obligations of the Stockholders under Sections 2, 3(b) and 4 shall terminate effective upon such termination of the Merger Agreement.

     12. Enforcement Costs. If any party institutes an action for the enforcement of this Agreement, the prevailing party shall be entitled to reimbursement on demand of all costs and expenses of such action including reasonable legal fees.

     13.  Miscellaneous.

          (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

          (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Parent, to the address provided in the Merger Agreement; and (ii) if to a Stockholder, to its address shown below its signature on the last page hereof.

          (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d) This Agreement may be executed in two or more counterparts, each of which shall be considered an original hereof and one and the same agreement.

          (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (f) This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by the proviso to
Section 3(b). Any assignment in violation of the foregoing shall be void.

          (h) Each Stockholder agrees that irreparable damage would occur and that Parent would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches by any Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the Commonwealth of Massachusetts or any Commonwealth of Massachusetts state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the Commonwealth of Massachusetts or a Massachusetts state court. The foregoing remedies are in addition to, and not in lieu of, any payment required to be made by the Company pursuant to the terms of the Merger Agreement.

          (i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

          (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

     14. Special Covenant. Each of the Stockholders agrees that, effective upon consummation of the Merger, (i) the Company shall be released from any obligation it may have to provide medical and dental coverage to the Stockholders and their families and (ii) such Stockholder will indemnify the Parent, the Sub and the Company from any and all claims by such Stockholder or any member of his family with respect to the medical and dental coverage referred to above.

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the day and year first above written.

                                   LIQUID HOLDINGS INC.


                                   By:
                                      ----------------------------------------
                                      Name:   David J. Roodberg
                                      Title:  Executive Vice President
                                                and Chief Financial Officer


                                   STOCKHOLDERS:


                                   ----------------------------------------
                                   Name:  Huib Geerlings
                                   Address:  129 Charles Street
                                             Boston, MA  02114

                                   Number of Shares:
                                   Beneficially Owned:  864,000

                                   Number of Shares
                                   Subject to Option:  543,333, subject to
                                                       adjustment as provided
                                                       in Section 8 of this
                                                       Agreement


                                   ----------------------------------------
                                   Name:  Phillip D. Wade
                                   Address:  16 Kress Farm Road
                                             Hingham, MA  02043

                                   Number of Shares
                                   Beneficially Owned:  450,000

                                   Number of Shares
                                   Subject to Option:   none (0)

                                                                       EXHIBIT B


                           COMPANY OPTION AGREEMENT
                           ------------------------


     THIS COMPANY OPTION AGREEMENT (this "Agreement") is made and entered into
                                          ---------
as of September 27, 1999, by and among Liquid Holdings Inc., a Delaware corporation ("Parent"), and Geerlings & Wade, Inc., a Massachusetts corporation
              ------
(the "Company").
      -------

     WHEREAS, the Stockholders desire that Parent, Liquid Acquisition Corp., a Massachusetts corporation and wholly owned subsidiary of Parent ("Sub"), and the
                                                                  ---
Company enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with
                                                  ----------------
respect to the merger of Sub with and into the Company (the "Merger"); and
                                                             ------

     WHEREAS, the Company is executing this Agreement as an inducement to Parent to enter into and execute, and to cause Sub to enter into and execute, the Merger Agreement;

     NOW, THEREFORE, in consideration of the execution and delivery by Parent and Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. Representations and Warranties. The Company represents and warrants to Parent as follows:

          (a) This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application respecting creditors' rights and by general equitable principles.

          (b) Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or bound or to which the Option Shares (as defined in Section 2) are subject. Consummation by the Company of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Company or the Option Shares, except as may be noted in
     Section 2.5 of the Company Disclosure Letter (as defined in the Merger Agreement).

          (c) The Company has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option (as defined in Section 2), that number of shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), equal to the maximum number of
                                ------------
     shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     2. Option to Acquire Shares. (a) In the event that the Merger Agreement is terminated by the Sub in accordance with Section 6.1(c) of the Merger Agreement or by the Company in accordance with Section 6.1(d) of the Merger Agreement, at the option of the Parent, the Company shall issue to the Parent or any Affiliate (as defined in the Merger Agreement) of the Parent 271,667 shares of Common Stock (the "Option Shares") at a purchase price equal to the Per Share
                      -------------
Merger Consideration (as defined in the Merger Agreement). This right of the Parent to acquire shares of Common Stock is sometimes referred to in this Agreement as the "Option" and the entity purchasing such Option Shares is
                  ------
sometimes referred to as the "Option Share Purchaser".  In the event that the
                              ----------------------
Parent is entitled to and wishes to purchase all or some of the Option Shares, the Parent shall give the Company written notice (the date of which being herein referred to as the "Notice Date") within fifteen (15) days of the termination of
                    ------ ----
the Merger Agreement specifying (i) the total number of Option Shares it will purchase, and (ii) a place and date not earlier than three (3) business days nor later than sixty (60) business days from the Notice Date for the closing of such purchase (the "Closing"); provided that if prior notification to or approval of
               -------    --------
any regulatory agency is required in connection with such purchase, the Parent and the Company shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed; and provided further, that the Parent may, in the written notice
             --- ----------------
referred to above, make the sale and purchase of the Option Shares contingent on the occurrence of the consummation of the transaction that is the subject of the Acquisition Proposal (as defined in the Merger Agreement) or Superior Proposal (as defined in the Merger Agreement) relating to any termination pursuant to
Section 6.1(c) or Section 6.1(d) of the Merger Agreement, in which case (i) the Parent may defer the sale and purchase referred to above up to the time immediately prior to the consummation of such other transaction and (ii) such Option shall expire on the one year anniversary of the termination of the Merger Agreement. The term "business day" for purposes of this Agreement means any
                      ------------
day, excluding Saturdays, Sundays and any other day that is a legal holiday in the Commonwealth of Massachusetts or a day on which banking institutions in the Commonwealth of Massachusetts are authorized by law or executive order to close. At the Closing, the Option Share Purchaser shall pay to the Company the aggregate purchase price for the Shares purchased from the Company pursuant to this Section 2 in immediately available funds by a wire transfer to a bank account designated by the

Option Share Purchaser. At such Closing, simultaneously with the delivery of immediately available funds as provided in this Section 2, the Company shall deliver to the Option Share Purchaser the certificate or certificates representing the number of Option Shares to be purchased and any other documents reasonably requested by the Option Share Purchaser to effect the issuance of the Option Shares to the Option Share Purchaser. Upon the giving by the Parent to the Company of the written notice of exercise of the Option and the tender of the applicable purchase price in immediately available funds, the Option Share Purchaser shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Option Share Purchaser. The Company shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Option Share Purchaser or its assignee, transferee or designee.

     (b) Certificates for Option Shares delivered at the Closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

     "The voting of the shares represented by this certificate is subject to certain provisions of an agreement between the original holder hereof and the Company and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of the Company and will be provided to the holder hereof without charge upon receipt by the Company of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend
                                                ---- ---
shall be removed by delivery of substitute certificate(s) without such reference if the Option Share Purchaser (or its transferee) shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission ("SEC"), or an opinion of counsel, in form and substance reasonably
             ---
satisfactory to the Company, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (c) The Company agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock;
(ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company; and (iii) promptly to take all action as may from time to time be required (including complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Sec. 18a and regulations promulgated thereunder or to any other federal or state regulatory authority that is necessary before the Option may be exercised, cooperating fully with the Parent in preparing such applications or notices and providing such information to such federal or state regulatory authority as they may require) of the Company as issuer in order to permit the Option Share Purchaser to exercise the Option and in order to permit the Company to duly and effectively issue shares of Common Stock pursuant hereto.

     (d) The number of shares of Common Stock purchasable upon the exercise of the Option and the purchase price for the Option Shares shall be subject to adjustment from time to time as provided in this paragraph (d). In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement (whether or not then in effect), or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the purchase price for the Option Shares shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Company's obligations hereunder.

     (e) Parent agrees with and covenants to the Company that, in the event of the exercise of the Option pursuant to the terms hereof, Parent shall cooperate with the Company in the preparation of any necessary filings with regulatory authorities concerning the Alcoholic Beverage Licenses (as defined in the Merger Agreement), including amendments to existing filings, and any related requests for approvals.

     3.   Registration.
          ------------

     (a)  As used in this Agreement, "Registrable Securities" means each of the
                                     ----------------------
Option Shares issued to the Option Share Purchaser hereunder or shares of Common Stock acquired upon exercise of the option granted pursuant to the Stockholder Agreement (as defined in the Merger Agreement) and any other securities issued in exchange for, or issued as dividends or otherwise on or in respect of, any of such Option Shares or such other shares of Common Stock.

     (b) At any time or from time to time within three years of the first Closing, the Option Share Purchaser may make a written request to the Company for registration under and in accordance with the provisions of the 1933 Act with respect to all or any part of the Registrable Securities (a "Demand
                                                                  ------
Registration").  As soon as reasonably practicable after the Option Share
------------
Purchaser's request for a Demand Registration, the Company shall file one or more registration statements on any appropriate form with respect to all of the Registrable Securities requested to be so registered; provided that the Company will not be required to file any such registration statement during any period of time (not to exceed 60 days after such request in the case of clause (i) below or 90 days in the case of clauses (ii) or (iii) below) when (i) the Company is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the written opinion of outside counsel to the Company, such information would have to be disclosed if a registration statement were filed at that time,
(ii) the Company is required under the 1933 Act to include audited financial statements for any period in such registration statement that are not yet available for inclusion therein, or (iii) the Company determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Company or any of its affiliates. The Company shall use its best efforts to have the Demand Registration declared effective as soon as reasonably practicable after such filing and to keep the Demand Registration continuously effective for a period of at least ninety days following the date on which the Demand Registration is declared effective; provided that, if for any reason the effectiveness of any Demand Registration is suspended, the required period of effectiveness shall be extended by the aggregate number of days of each such suspension; and provided, further, that the effectiveness of any Demand Registration may be terminated if and when all of the Registrable Securities covered thereby shall have been sold. The Option Share Purchaser shall be entitled to two Demand Registrations. The Option Share Purchaser shall have the right to select the managing underwriter, if any, which shall be reasonably acceptable to the Company and the Company shall enter into an underwriting agreement in customary form.

     (c) If at any time within three years of the first Closing, the Company proposes to file a registration statement under the 1933 Act with respect to any shares of any class of its equity securities to be sold for the account of the Company, and the registration form to be used may be used for the registration of Registrable Securities, the Company shall in each case give written notice of such proposed filing to the Option Share Purchaser at least twenty days before the anticipated filing date, and the Option Share Purchaser shall have the right to include in such registration such number of Registrable Securities as the Option Share Purchaser may request (such request to be made by written notice to the Company within fifteen days following the Option Share Purchaser's receipt from the Company of such notice of proposed filing). The Company shall use its best efforts to cause the managing underwriter of any proposed underwritten offering to permit the Option Share Purchaser to be included in such offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter of such offering advises the Company that, in the reasonable opinion of such underwriter, the amount of Registrable Securities which the Option Share Purchaser requests to be included in such offering would materially and adversely affect the success of such offering, then the amount of Registrable Securities to be offered shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such underwriter; provided, however, that if the amount of Registrable Securities shall be so reduced, the Company shall not be permitted to include in such registration any securities of the Company other than securities to be issued by the Company and Registrable Securities.

     (d) In the event that Registrable Securities are included in a "piggyback" registration statement pursuant to paragraph (c) hereof, the Option Share Purchaser agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the 1933 Act, during the ten business days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent timely notified in writing by the managing underwriter. In the event that the Option Share Purchaser requests a Demand Registration or if Registrable Securities are included in a "piggyback" registration pursuant to paragraph (c) hereof, the Option Share Purchaser and Company agree not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the period from such request until 90 days after the effective date of such registration statement (except as part of such registration statement or pursuant to a registration of securities on Form S-4 or Form S-8 or any successor form).

     (e) The registrations effected under this Section 3 shall be effected at the Company's expense except for underwriting commissions allocable to the Registrable Securities. The Company shall indemnify and hold harmless the Option Share Purchaser, its affiliates and controlling persons and their respective officers, directors, agents and representatives from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, all out-of-pocket expenses, investigative expenses, expenses incurred with respect to any judgment and fees and disbursements of counsel and accountants) arising out of or based upon any statements contained in or omission or alleged omissions from, each registration statement (and related prospectus) filed pursuant to this Section 3; provided, however, that the
                                              -----------------
Company shall not be liable in any such case to the Option Share Purchaser or any affiliate or controlling person of the Option Share Purchaser or any of their respective officers, directors, agents or representatives to the extent that any such loss, claim, damage, liability (or action or preceding in respect thereof) or expense arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement or prospectus in reliance upon, and in conformity with, written information furnished to the Company specifically for use in the preparation thereof by the Option Share Purchaser, such affiliate, controlling person, officer, director, agent or representative, as the case may be.

     4. Voting. The Parent agrees that if it or any of its Affiliates acquire any Option Shares pursuant to Section 2 of this Agreement, and if any vote or consent is requested in connection with any Acquisition Proposal or Superior Proposal relating to the termination of the Merger Agreement that caused the Option to become exercisable, then the Option Share Purchaser will vote the Option Shares as directed by the Board of Directors of the Company.

     5.   Grant of Irrevocable Proxy; Appointment of Proxy.

     (a) The Parent hereby irrevocably grants to, and appoints, the Company and Jay L. Essa, Chief Executive Officer of the Company, and David R. Pearce, Chief Financial Officer of the Company, in their respective capacities as officers of the Company, and any individual who shall hereafter succeed to any such office of the Company, and each of them individually, the proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Option Share Purchaser, to vote the Option Shares, or grant a consent or approval in respect of the Option Shares as provided in Section 4.

     (b) The Parent represents that any proxies heretofore given in respect of the Option Shares are not irrevocable, and that any such proxies are hereby revoked.

     (c)  The Parent hereby affirms that the irrevocable proxy set forth in this
Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Parent and any other Option Share Holder under this Agreement. The Parent hereby further affirms that the irrevocable proxy is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. The Parent hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 41 of the Massachusetts Business Corporation Law.

     6. Further Assurances. The Company shall, upon request of Parent, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.

     7. Termination. This Agreement, and all rights and obligations of the parties hereunder shall terminate, and the Option shall expire, upon the termination of the Merger Agreement pursuant to and in accordance with Section 6.1(a), (b), (e), (f), (g) or (h) thereof or upon consummation of the Merger (as defined in the Merger Agreement). In the event of a termination of the Merger Agreement pursuant to Section 6.1(c) or Section 6.1(d) thereof, (i) this Agreement and the rights and obligations of the parties hereunder shall terminate if the Option is not timely exercised pursuant to Section 2 and (ii) this Agreement and the rights and obligations of the parties hereunder shall survive and remain in full force and effect if the Option is timely exercised pursuant to Section 2.

     8. Enforcement Costs. If any party institutes an action for the enforcement of this Agreement, the prevailing party shall be entitled to reimbursement on delivered of all costs and expenses of such action including reasonable legal fees.

     9.   Miscellaneous.

     (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

     (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice).

     (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (d) This Agreement may be executed in two or more counterparts, each of which shall be considered an original hereof and one and the same agreement.

     (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and shall inure to the benefit of the parties' respective successors and assigns.

     (f) This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except that the rights of an Option Share Purchaser may be assigned in connection with a transfer of the Option Shares. Any assignment in violation of the foregoing shall be void.

     (h) The Company agrees that irreparable damage would occur and that Parent would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches by the Company of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the Commonwealth of Massachusetts or any Commonwealth of Massachusetts state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the Commonwealth of Massachusetts or a Massachusetts state court. The foregoing remedies are in addition to, and not in lieu of, any payment required to be made by the Company pursuant to the terms of the Merger Agreement.

     (i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

     (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the day and year first above written.


                                  LIQUID HOLDINGS INC.


                                  By:
                                     ----------------------------------------
                                     Name:   David J. Roodberg
                                     Title:  Executive Vice President
                                               and Treasurer


                                  GEERLINGS & WADE, INC.:


                                  By:
                                     ----------------------------------------
                                     Name:  Jay L. Essa
                                     Address:  960 Turnpike Street
                                               Canton, MA  02021

                                 FEDERAL IDENTIFICATION   FEDERAL IDENTIFICATION
                                 NO. 04-2935863           NO. 06-1557909
                                     ----------               ----------

Exhibit C
---------

                       The COMMONWEALTH of MASSACHUSETTS
                            William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF *MERGER
                   (General Laws, Chapter 156B, Section 78)

*merger of                                   Geerlings & Wade, Inc.
                                             ----------------------------------
                                             and Liquid Acquisition Corp.
                                             ----------------------------------

                                             ----------------------------------

                                             ----------------------------------

                                             ----------------------------------

                                              the constituent corporations, inc.

                                             Geerlings & Wade, Inc.
                                             ----------------------------------
                                            *one of the constituent corporations

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of *merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 78, and will be kept as provided by Subsection (d) thereof. The *surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the *merger determined pursuant to the agreement of *merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:

3. (For a merger)
*The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:

     [To be completed prior to the Effective Time pursuant to Section 1.4 of the Merger Agreement.]

*Delete the inapplicable word.    **If there are no provisions state "None".
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet as long as each article requiring each addition is clearly indicated.

(For a consolidation)
(a) The purpose of the resulting corporation is to engage in the following business activities:




(b) State the total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized to issue.

--------------------------------------------------------------------------------
         WITHOUT PAR VALUE                         WITH PAR VALUE
--------------------------------------------------------------------------------
    TYPE     NUMBER OF SHARES      TYPE     NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
   Common:                        Common:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Preferred:                     Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

**(c) If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.





**(d) The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:





**(e) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:



**If there are no provisions state "None".

                       THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF *MERGER
                   (General Laws, Chapter 156B, Section 78)

                ===============================================

                I hereby approve the within Articles of *Merger and, the filing fee in the amount of $________, having been paid, said articles are deemed to have been filed with me this _________ day of ______________________, 19____.


                Effective date:__________________________



                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth





                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:

                               [To be completed]
                -----------------------------------------------

                -----------------------------------------------

                -----------------------------------------------
                Telephone:
                          -------------------------------------

4. The information contained in Item 4 is not a permanent part of the Articles of Organization of the *surviving corporation.

(a) The street address of the *surviving corporation in Massachusetts is: (post office boxes are not acceptable)
    960 Turnpike Street, Canton, MA  02021

(b) The name, residential address, and post office address of each director and officer of the *surviving corporation is:

              NAME        RESIDENTIAL ADDRESS         POST OFFICE ADDRESS
President:

Treasurer:         [To be updated prior to the Effective Time]

Clerk:

Directors:









(c) The fiscal year (i.e. tax year) of the *surviving corporation shall end on the last day of the month of:
                December
(d) The name and business address of the resident agent, if any, of the *surviving corporation is:
                None

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of *merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

-------------------------------------------------, *President/*Vice President,

----------------------------------------------------, *Clerk/*Assistant Clerk,

of Geerlings & Wade, Inc.
   -----------------------------------------------------------------------------
                       (Name of constituent corporation)

-------------------------------------------------, *President/*Vice President,

----------------------------------------------------, *Clerk/*Assistant Clerk,

of Liquid Acquisition Corp.
   -----------------------------------------------------------------------------
                       (Name of constituent corporation)

*Delete the inapplicable words.

                                                                    Exhibit D to
                                                                Merger Agreement
                                                                ----------------


                    ALCOHOL BEVERAGE LICENSING REQUIREMENTS
                    ---------------------------------------

                         PRE-CLOSING LICENSE APPROVALS
                         -----------------------------

     For each of the following states, a new license/permit or approval of change of ownership will have to be obtained from the applicable licensing authority or authorities prior to closing; provided, however, that a conditional
                                           --------  -------
approval may be obtained in those states in which a final approval prior to closing is not permitted under applicable law, so long as the only condition for final approval is the consummation of the closing under the Merger Agreement:

     Arizona
     California
     Connecticut
     Colorado
     Florida
     Illinois
     Massachusetts
     Michigan
     Minnesota
     New Jersey
     New York
     Ohio
     Texas
     Virginia
     Washington State

     Processing of license applications may take as much as 90 days from the date of filing. The parties will work to make the required filing within 10 to 14 days after signing the Merger Agreement, with follow-up amendments as required.

                                 POST-CLOSING
                                 ------------

     Appropriate notices or registration forms will have to be filed post-closing in the following states to update information to permit continued shipment into those states:

     Louisiana
     New Hampshire
     Oregon
     Rhode Island

                                       68